UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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GOLF TRUST OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10 North Adger’s Wharf
Charleston, South Carolina 29401

October 9, 2007

Dear Common Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of Golf Trust of America, Inc. to be held on November 8, 2007, at 10:00 a.m. at the Harbour Club, 35 Prioleau Street, Charleston, South Carolina. The formal notice of the meeting and a Proxy Statement are enclosed.

At the Special Meeting, you are being asked to vote on the following proposals: (i) to terminate Golf Trust’s Plan of Liquidation and Dissolution originally approved on May 22, 2001, (ii) if the foregoing proposal to terminate the Plan of Liquidation is approved by the stockholders, then to approve an amendment and restatement of Golf Trust’s Amended and Restated Articles of Incorporation to declassify Golf Trust’s Board of Directors, remove provisions related to Golf Trust’s former status as a Real Estate Investment Trust and make conforming changes related to the proposal to terminate the Plan of Liquidation, and (iii) if the foregoing proposal to terminate the Plan of Liquidation is approved by the stockholders, then to approve the adoption of Golf Trust’s 2007 Stock Option Plan.

More information regarding the proposals and related actions are provided in the accompanying Proxy Statement. Your vote is very important, and we ask that you attend the Special Meeting in person or return the enclosed proxy card to record your vote.

Very truly yours,

W. Bradley Blair, II
Chief Executive Officer and President

10 North Adger’s Wharf
Charleston, South Carolina 29401

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

October 9, 2007
Charleston, South Carolina

To the Common Stockholders of Golf Trust of America, Inc.:

Notice is hereby given that a Special Meeting of Stockholders of Golf Trust of America, Inc. will be held at the Harbour Club, 35 Prioleau Street, Charleston, South Carolina, on November 8, 2007 at 10:00 a.m. for the following purposes:

1.                to approve the termination of Golf Trust’s Plan of Liquidation and Dissolution originally approved on May 22, 2001;

2.                if the foregoing proposal to terminate the Plan of Liquidation is approved by the stockholders, then to amend and restate the Amended and Restated Articles of Incorporation of Golf Trust of America, Inc. to (i) declassify the Board of Directors, (ii) remove provisions related to Golf Trust’s former status as a Real Estate Investment Trust (“REIT”), and (iii) make conforming changes related to the termination of the Plan of Liquidation;

3.                if the foregoing proposal to terminate the Plan of Liquidation is approved by the stockholders, then to approve the adoption of the Golf Trust of America, Inc. 2007 Option Plan (the “2007 Option Plan”); and

4.                to transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

The close of business on October 1, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of our common stock at that time will be entitled to vote. This Proxy Statement and the accompanying proxy card will be first mailed to our stockholders on or about October 9, 2007.

You are cordially invited to attend the Special Meeting in person. Even if you plan to attend the Special Meeting, please promptly sign, date and return the enclosed proxy card in the enclosed postage prepaid envelope. A majority of the outstanding shares of common stock entitled to vote at the Special Meeting must be represented at the Special Meeting, in person or by proxy, in order to constitute a quorum. Please return your proxy card in order to ensure that a quorum is obtained. It is very important that you return your signed proxies promptly, whether you own a few shares or many shares. If you hold through a broker, you might also have the option of voting by phone or internet.

If you are a holder of record and attend the Special Meeting, you may vote your shares of common stock in person if you wish, even if you have previously returned your proxy card. If you hold your stock through a broker (or other nominee) and you wish to vote in person at the meeting, you must first obtain from your broker (or other nominee) a proxy issued in your name.

YOUR VOTE IS IMPORTANT. Please return your proxy card today.

By Order of the Board of Directors
of Golf Trust of America, Inc.,
Tracy S. Clifford
Secretary

PROXY STATEMENT

GOLF TRUST OF AMERICA, INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why am I receiving this proxy statement?

The Board of Directors of Golf Trust is distributing this Proxy Statement to its stockholders to seek approval of a proposal to terminate the Plan of Liquidation. The Board is also seeking the approval of amendments to be made to Golf Trust’s Amended and Restated Articles of Incorporation if the termination of the Plan of Liquidation is approved. These amendments include declassifying the Board, removing provisions related to Golf Trust’s former status as a REIT and making changes related to the termination of the Plan of Liquidation. If the termination of the Plan of Liquidation is approved, the Board is also asking you to approve the adoption of the 2007 Option Plan.

This Proxy Statement and the accompanying proxy card will be first mailed to our stockholders on or about October 9, 2007.

Why are the proposals being submitted to a vote of the stockholders?

Since the adoption of the Plan of Liquidation in 2001 and as of the date of this Proxy Statement, we had sold 45 of the 47 (18-hole equivalent) golf courses in which Golf Trust once held interests pursuant to the Plan of Liquidation. The Board now believes that terminating the Plan of Liquidation gives Golf Trust more flexibility in pursuing value for our stockholders. Operating Golf Trust as a going concern outside of the Plan of Liquidation would allow Golf Trust to pursue alternative business strategies, including a merger, capital stock exchange, asset acquisition or other business combination with an existing operating company. The Board still would be permitted to pursue the sale of Golf Trust’s final property and perhaps liquidate Golf Trust in the event that it is unable to identify and effect a viable alternative, but it would no longer be required to do so by the terms of the Plan of Liquidation.

The Board believes that declassifying the Board is consistent with our commitment to strong corporate governance standards. The Board considered the advantages and disadvantages of a classified board of directors in light of the goals and objectives of Golf Trust after the termination of the Plan of Liquidation, and decided that the advantage of allowing stockholders to review and express their opinions on the performance of all directors each year rather than over a three-year period outweighed the advantages of a classified board of directors.

Golf Trust’s Amended and Restated Articles of Incorporation contain references to the Plan of Liquidation, a classified Board and our former status as a REIT. The proposal to amend and restate the Amended and Restated Articles of Incorporation would allow us to declassify the Board and eliminate references to our former REIT status and to the Plan of Liquidation.

If the Plan of Liquidation is terminated, Golf Trust will pursue a new corporate strategy focused on creating stockholder value through one or more business combinations. Attracting and retaining executive management and other employees with skills that complement the new corporate strategy will be a key to successful implementation. The Board believes that a stock option plan that can reward the building of stockholder value and align the interests of management with our stockholders is integral to attracting and retaining key management personnel.

What are the potential advantages of terminating the Plan of Liquidation?

The Board believes that terminating the Plan of Liquidation will allow Golf Trust to consider and pursue strategic alternatives not currently available under a strict liquidation scenario. Some of the advantages of a non-liquidation strategy include:

•       Public Platform—Golf Trust could possibly recognize additional stockholder value in a business combination because it is a public company with common stock listed for trading on the American Stock Exchange. Depending on how a business combination is structured, a potential partner could gain the advantages of visibility and access to capital markets that are afforded by the public listing.

•       Net Operating Losses—Golf Trust currently has significant net operating losses (“NOLs”). NOLs are generated when business losses and expenses exceed business income for a particular year. The Internal Revenue Code of 1986, as amended (referred to as the Code), allows Golf Trust to offset its past losses against taxable income generated in future years. It is possible that some or all of these NOLs could be utilized by the surviving corporation in a business combination, which could make Golf Trust a more attractive potential business partner. However, events associated with our contemplated business strategy could result in the loss of some or all of our NOLs. See “Proposal 1: Termination of the Plan of Liquidation” below for more information regarding the availability of our NOLs.

•       Available Liquidity—Golf Trust has, and expects to continue to have, cash liquidity that, combined with the public platform, could make it an attractive candidate for a business combination.

For a more detailed discussion of the reasons for the termination of the Plan of Liquidation, see “Proposal 1: Termination of the Plan of Liquidation” below.

What are the potential risks in terminating the Plan of Liquidation?

When evaluating the termination of the Plan of Liquidation, stockholders should be aware of certain risks, including the following:

•       Business Combinations—If the Plan of Liquidation is terminated, the ability of Golf Trust to create value that exceeds the NAV or the market price of our common stock will be primarily dependent on our ability to identify and complete a suitable business combination. We may not be able to identify and complete a suitable business combination despite the commitment of significant time and resources. Even if we do close a suitable transaction, there is no assurance that the resulting company will be successful in generating improved stockholder returns compared to the returns available under the Plan of Liquidation. It is possible that a prolonged search for a suitable business combination or the failure of a completed transaction to realize anticipated returns could substantially reduce or eliminate any potential return to our stockholders.

•       New Management—We intend to identify and hire new management personnel if the Plan of Liquidation is terminated. Our success in effecting a business combination will, therefore, depend largely on our ability to find and retain the services of experienced senior management with skills applicable to our business plan. Following a business combination, it is likely that some or all of the management of the target business will remain in place, although it is possible that our new management would remain associated in senior management or advisory positions with the target business. The success of the company following a business combination will, therefore, depend largely on the skills and success of the management of the target company. The ability of our new management to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

•       Loss of NOLs—As discussed more fully below, Golf Trust currently has approximately $82 million in federal income tax NOLs. Our ability to preserve these NOLs for future use by Golf Trust or the surviving corporation in a business combination is dependent on numerous rules and regulations. It is possible that the ownership shift that would accompany some of the business combination opportunities Golf Trust could pursue following the termination of the Plan of Liquidation would result in a substantial reduction in available NOLs. The available NOLs could also be reduced substantially if some or all of our significant stockholders increase their proportional ownership in Golf Trust through open market purchases of common stock. We cannot provide a firm estimate of a future NOL reduction at this time due to the variability of several important analytical factors. However, our NOLs could be reduced significantly or eliminated depending on our circumstances.

•       Market Price Volatility—The average daily trading volume of our common stock has historically been relatively low and is likely to continue to be low if the Plan of Liquidation is terminated. As a result of this relatively low trading volume, our stock price can be highly volatile. Any large sales could have a negative effect on our stock price and its volatility.

•       Operating Risks—Since we have not yet selected a particular industry or target business with which to pursue a business combination, we cannot currently assess the merits and risks of the industry or business in which we might ultimately operate.

•       Limited Diversification—Our available cash may limit us initially to one business combination with a single operating business. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business or upon the development or market acceptance of a single or limited number of products, processes or services. In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

•       Dilution and Default—Golf Trust may issue additional shares of common stock or preferred stock to complete a business combination or stock options or other equity awards to future management. The issuance of additional shares of our common stock or preferred stock could significantly reduce the equity interest of our current stockholders or subordinate the rights of our common stockholders if preferred stock is issued. The issuance of additional securities could also impact our use of our NOLs and affect prevailing market prices for our common stock. Similarly, if we issue debt securities, it could expose Golf Trust to events of default and acceleration of our debt obligations as well as limit our ability to obtain additional financing on acceptable terms.

See “Proposal 1: Termination of the Plan of Liquidation” below for a more detailed discussion of the potential risks related to the termination of the Plan of Liquidation.

What will happen if the termination of the Plan of Liquidation is approved?

If the Plan of Liquidation is terminated, Golf Trust will immediately begin pursuing the alternative business strategies and business combinations discussed in this Proxy Statement. In connection with Golf Trust’s shift in business strategy, the Board anticipates that some or all of the following may occur:

•       No Liquidating Distributions—Golf Trust will focus its efforts and resources on alternative business strategies and will not continue liquidating its assets with the ultimate goal of making one or more liquidating distributions to our stockholders. Instead, our cash and other resources will be committed to our new business plan.

•       Operations—We will continue to pursue the sale of our remaining golf course assets pursuant to terms and conditions that our Board deems to be in the best interests of our stockholders, including the timing of such sale. The capital generated by the sales will be used to pursue the strategic alternatives, including a potential business combination, described in “Proposal 1: Termination of the Plan of Liquidation.” We will also continue to collect and pursue our contingent assets and any payments due Golf Trust.

•       Board Composition—As previously disclosed in our Current Report on Form 8-K filed on September 19, 2007, Messrs. Raymond V. Jones and Fred W. Reames have resigned as directors of Golf Trust and Mr. Michael C. Pearce has been appointed to the Board by the remaining directors to fill the vacancy created by Mr. Jones’s resignation. We anticipate that Mr. W. Bradley Blair, II will resign as a director immediately following the approval of the termination of the Plan of Liquidation. The Board currently has two vacancies. If Mr. Blair resigns as anticipated, there will be three vacancies. These vacancies may be filled by the remaining directors (Messrs. Edward L. Wax, Jan H. Loeb, Michael C. Pearce and Nauman S. Toor) in accordance with the Fifth Amended and Restated Bylaws of Golf Trust, as amended on August 13, 2007, referred to as our Bylaws. Mr. Edward L. Wax is expected to serve until the next annual meeting of stockholders, expected to be held before the end of 2007, at which time he will not stand for re-election. We anticipate naming Mr. Toor as Chairman of the Board immediately following the resignation of Mr. Blair, assuming a mutually satisfactory compensation arrangement can be negotiated with Mr. Toor. If Proposal 2 is approved and the Board is declassified, all directors will be subject to nomination and election at our next annual meeting of stockholders. For more information on Messrs. Pearce and Toor, please see “Proposal 1: Termination of the Plan of Liquidation” below. If we do not retain the services of either of Messrs. Pearce or Toor, Golf Trust will continue to evaluate alternative management candidates.

•       Management—We anticipate that our executive management will resign and transition out of our business in the near-term if the proposal to terminate the Plan of Liquidation is approved, and Golf Trust will seek suitable replacements with the experience and skills necessary to pursue Golf Trust’s new strategic direction. Specifically, Golf Trust anticipates that Mr. Blair will resign immediately following such approval and that Mr. Pearce will be appointed Chief Executive Officer of Golf Trust, assuming a mutually satisfactory compensation arrangement can be negotiated with Mr. Pearce. We expect that Mr. Blair and other managers may be retained as consultants to assist with transition issues and post-closing issues with respect to assets sold previously under the Plan of Liquidation.

•       Accounting—Golf Trust would begin presenting its consolidated financial statements as an operating company, rather than under the liquidation basis of accounting.

•       Bylaws—Golf Trust’s Bylaws will be amended by the Board to make conforming changes related to the declassification of the Board.

What will happen if the termination of the Plan of Liquidation is not approved?

If the termination of the Plan of Liquidation is not approved by the stockholders, Golf Trust will continue to operate under the Plan of Liquidation. This means that Golf Trust will pursue the sale of all of its remaining assets, the satisfaction of all remaining liabilities, a distribution or distributions of net cash to our stockholders and final dissolution of the company. However, Golf Trust cannot estimate at this time with absolute certainty when the final liquidation might occur or how much the aggregate distributions to our stockholders might be if the Plan of Liquidation is pursued to its ultimate conclusion.

When and where will the Special Meeting be held?

The Special Meeting will be held on Thursday, November 8, 2007, at 10:00 a.m. at the Harbour Club, 35 Prioleau Street, Charleston, South Carolina.

What is the record date for the meeting?

The close of business on October 1, 2007 is the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

Who may vote at the Special Meeting?

All holders of Golf Trust common stock on the record date are entitled to vote at the Special Meeting. Each share of common stock is entitled to one vote at the Special Meeting. As of September 28, 2007, there were 7,317,163 shares of common stock issued and outstanding. The common stock is listed on the American Stock Exchange under the symbol “GTA.”

How do I vote?

Proxies are being requested from the holders of common stock in connection with each of the proposals for the Special Meeting. Stockholders of record may vote by completing and returning the enclosed proxy card prior to the Special Meeting, by voting in person at the Special Meeting or by submitting a signed proxy card at the Special Meeting. Whether or not you intend to be present at the Special Meeting, please sign and mail your proxy in the enclosed postage pre-paid envelope. This will ensure that all your shares are represented at the Special Meeting.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Special Meeting, you must obtain from that record holder a proxy issued in your name. If you hold your shares through a broker, you might also have the opportunity to vote by phone or over the internet; please refer to the separate instructions enclosed by your broker.

Can I revoke my proxy?

You may revoke your proxy at any time before it is actually voted at the Special Meeting by:

•       delivering written notice of your revocation to the Secretary of Golf Trust of America, Inc. at 10 North Adger’s Wharf, Charleston, South Carolina 29401;

•       submitting a later dated and executed proxy; or

•       attending the Special Meeting and voting in person.

Attendance at the Special Meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the Special Meeting by executing a proxy designating that person to act on your behalf.

How may stockholders vote with respect to Proposal 1: Termination of the Plan of Liquidation?

Stockholders may, with respect to the proposal to terminate the Plan of Liquidation:

•       vote FOR the proposal,

•       vote AGAINST the proposal, or

•       ABSTAIN from voting on the proposal.

The Board recommends a vote FOR this proposal.

How may stockholders vote with respect to Proposal 2: Amend and Restate the Amended and Restated Articles of Incorporation?

Stockholders may, with respect to the proposal to amend and restate the Amended and Restated Articles of Incorporation of Golf Trust :

•       vote FOR the proposal,

•       vote AGAINST the proposal, or

•       ABSTAIN from voting on this proposal.

The Board recommends a vote FOR this proposal. If the termination of the Plan of Liquidation is not approved by the stockholders, this proposal will be withdrawn prior to a stockholder vote at the Special Meeting.

How may stockholders vote with respect to Proposal 3: Approve the Adoption of the Golf Trust of America, Inc. 2007 Stock Option Plan?

Stockholders may, with respect to the proposal to approve the adoption of the 2007 Option Plan:

•       vote FOR the proposal,

•       vote AGAINST the proposal, or

•       ABSTAIN from voting on this proposal.

The Board recommends a vote FOR this proposal. If the termination of the Plan of Liquidation is not approved by the stockholders, this proposal will be withdrawn prior to a stockholder vote at the Special Meeting.

How will proxies be voted?

All properly executed and unrevoked proxies received in the accompanying form in time for the Special Meeting will be voted in the manner directed on the proxies, except that if the termination of the Plan of Liquidation is not approved by the stockholders, the other two proposals will be withdrawn prior to a stockholder vote at the Special Meeting.

If no direction is made, a proxy by any stockholder will be voted FOR the termination of the Plan of Liquidation, FOR the amendment and restatement of the Amended and Restated Articles of Incorporation and FOR the adoption of the 2007 Option Plan and in accordance with the recommendations of the Board on any other matters that may properly come before the meeting.

What constitutes a quorum for the meeting?

The holders of a majority of the shares of the common stock issued and outstanding and entitled to vote with respect to each of the proposals, present in person or represented by proxy, will constitute a quorum at the Special Meeting.

Abstentions will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have the effect of a “No” vote for Proposal 1 and Proposal 2. Abstentions will not be treated as voting for purposes of Proposal 3. If a broker indicates on a proxy or its substitute that it does not have discretionary voting authority as to certain shares to vote on a particular matter (which is known as a broker non-vote), those shares will be treated as abstentions with respect to that matter.

What vote is required to approve the proposals?

Proposal 1:   The Plan of Liquidation and Maryland corporate law require that the termination of the Plan of Liquidation be approved by our stockholders by the affirmative vote of two-thirds of all votes entitled to be cast on the proposal.

Proposal 2:   The Amended and Restated Articles of Incorporation require that any amendment affecting the classification of the Board be approved by our stockholders by the affirmative vote of two-thirds of all votes entitled to be cast on the proposal.

Proposal 3:   The adoption of the 2007 Option Plan must be approved by our stockholders by the affirmative vote of a majority of all votes cast at the Special Meeting, assuming a quorum is present.

What do I do if I have additional questions about voting procedures or need additional copies?

If you have any questions about voting procedures prior to the Special Meeting, please call or write to our Secretary, Tracy S. Clifford, at our principal executive offices located at 10 North Adger’s Wharf, Charleston, South Carolina 29401. Our telephone number is (843) 723-4653. Additional copies of this Proxy Statement or the proxy card may be obtained from Golf Trust’s Secretary.

Where can I find more information about Golf Trust?

Golf Trust files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may inspect and copy those reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our materials also may be accessed electronically by means of the SEC’s web site at www.sec.gov.

PROPOSAL 1:
TERMINATION OF THE PLAN OF LIQUIDATION

The Board has adopted a resolution declaring the termination of the Plan of Liquidation advisable and now recommends for stockholder approval a proposal to terminate the Plan of Liquidation.

On February 25, 2001, the Board adopted, and on May 22, 2001, our common and preferred stockholders approved, the Plan of Liquidation. The Plan of Liquidation contemplates the sale of all of our assets and the payment of, or provision for, our liabilities and expenses, and authorizes us to establish a reserve to fund any contingent liabilities. The Board’s decision to adopt the Plan of Liquidation followed a lengthy process in which the Board and management reviewed different strategic alternatives with the goal of maximizing stockholder value. As of the date of this Proxy Statement, we had sold 45 of the 47 (18-hole equivalent) golf courses in which Golf Trust once held interests pursuant to the Plan of Liquidation.

Following the previously announced sale of the Innisbrook Golf Club and Resort (the “Resort”) and the redemption of our Series A Cumulative Convertible Redeemable Preferred Stock on July 16, 2007, Golf Trust’s remaining assets include (i) cash, (ii) certain holdbacks and escrowed funds related to the sale of the Resort, and (iii) two private golf courses located in Columbia, South Carolina, known as “Stonehenge.”

The Board has continually monitored and evaluated all of Golf Trust’s strategic options (including an entity sale, recapitalization, joint venture or sale of the remaining assets as a whole) in an effort to preserve stockholder value and to further implement the Plan of Liquidation. The Board now believes that it is in the best interests of our stockholders to actively consider and pursue alternative business strategies in order to maximize stockholder value, the implementation of which would be inconsistent with the terms of the Plan of Liquidation.

Reasons for the Proposal

The Board now believes that terminating the Plan of Liquidation gives Golf Trust more flexibility in pursuing value for our stockholders. Operating Golf Trust as a going concern outside of the Plan of Liquidation would allow Golf Trust to pursue alternative business strategies, including a merger, capital stock exchange, asset acquisition or other business combination with an existing operating company. The Board still would be permitted to pursue the sale of Golf Trust’s final property and perhaps liquidate Golf

Trust in the event that it is unable to identify and effect a viable alternative, but it would no longer be required to do so by the terms of the Plan of Liquidation.

Alternative Business Strategies

The Board has not limited the types of alternative business strategies it proposes to pursue. However, it currently expects to pursue business combinations, such as a merger, capital stock exchange, asset acquisition or other similar transactions, that could result in increased stockholder value.

Golf Trust could pursue a business combination with a company that desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. Golf Trust could also pursue a business combination with a company that is in its early stages of development or lacks financial stability and has a corresponding need for additional capital with which to grow its business platform. To the extent required by applicable law, Golf Trust will present a proposed business combination to the stockholders for their approval.

Golf Trust currently has approximately $82 million of federal income tax NOLs, which are generated when business losses and expenses exceed business income for a particular year. The Code allows Golf Trust to offset its past losses against taxable income generated in future years. It is possible that some or all of these NOLs could be utilized by the surviving corporation in a business combination and could make Golf Trust a more attractive potential business partner. However, the use of NOLs is subject to numerous rules and regulations the application of which can adversely affect the amount of NOLs that are ultimately available to offset income in subsequent years. It is possible that the ownership shift that would accompany some of the business combination opportunities Golf Trust could pursue following the termination of the Plan of Liquidation would result in a substantial reduction in available NOLs. The available NOLs could also be reduced substantially if some or all of our significant stockholders increase their proportional ownership in Golf Trust through open market purchases of common stock.

Specifically, the availability of NOLs will be reduced if there is a more than 50% change in ownership over a three-year rolling period with respect to stockholders that own 5% or more of our outstanding common stock, whether they own 5% at the beginning of the period or cross that threshold during the period. Golf Trust estimates that there had been a 36% change in ownership for purposes of that analysis as of September 18, 2007. Therefore, a further 14% change in ownership resulting from a business combination or open market purchase or otherwise could result in an NOL reduction. We cannot provide a firm estimate of a future NOL reduction at this time due to the variability of several important analytical factors. However, for illustrative purposes, the amount of NOLs available assuming a hypothetical 14% change of ownership on September 18, 2007 would have been approximately $13 million, subject to the annual utilization limitations set forth in Section 382 of the Code. However, the amount of available NOLs resulting from a change in ownership depends on factors such as the market price of our common stock, market capitalization, changes in ownership over time, prevailing interest rates and the nature and structure of any business combinations. Changes in any of these variables between the date of our illustration and any future change in ownership could decrease the available NOLs to an amount substantially below $13 million. In addition, if the sale of our remaining golf course assets occurs within two years of a change of ownership, our available NOLs could be eliminated.

To date, we have not selected any specific business on which to concentrate our search for a business combination. None of our officers, directors or other affiliates has engaged in substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination.

If the Plan of Liquidation is terminated, we will have unrestricted flexibility in identifying and selecting a prospective business combination candidate. The Board has not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for stockholders to evaluate the possible merits or risks of the target business with which Golf Trust may ultimately complete a business combination at this time. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors. Our management will consider, among other factors, the following when evaluating a potential business combination target:

•       financial condition and results of operations;

•       stage of development of the products, processes or services offered;

•       growth potential;

•       competitive position;

•       capital requirements;

•       experience and skill of management and availability of additional personnel;

•       regulatory environment of the industry; and

•       costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management and Board in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review, which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that is made available to us.

While we have not yet identified any business combination candidates, we believe that there are numerous candidates in various industries that we could target. We anticipate that our new officers and directors as well as their affiliates may bring to our attention target business candidates that they become aware of through their business contacts. Target business candidates may also be brought to us by various unaffiliated sources, including investment banks, venture capital funds, private equity funds and other members of the financial community, who may present solicited or unsolicited proposals. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business combinations on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination or distribute to our stockholders should we ultimately not complete a business combination and instead pursue a final liquidation.

Risks Associated with the Termination of the Plan of Liquidation and the Pursuit of Alternative Business Strategies

There are significant risks associated with terminating the Plan of Liquidation and pursuing alternative business strategies. These risks include, but are not limited to, the following:

We will incur significant expenses operating our existing properties and pursuing our new business strategy, which will reduce the amount of cash available to us for a business combination.

We will continue to incur costs and expenses to operate our remaining golf course properties, maintain our public company status and pursue potential business combinations, including business evaluation and due diligence costs, professional fees and other transaction costs. These ongoing costs and expenses will reduce the cash available for business combinations and possibly limit the number of target businesses we can reasonably pursue.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate a suitable business combination.

We expect to encounter competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for business combinations. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial and other resources than we do. While we believe that there are numerous potential target businesses that we could evaluate and pursue, our ability to compete may be limited by our available financial resources.

If we cannot complete a suitable business combination, the ultimate liquidation value of Golf Trust, if any, could be less than the current net asset value or the value that would be received if Golf Trust completed its liquidation under the Plan of Liquidation.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

We have not identified any prospective targets and therefore cannot ascertain the capital requirements for any particular transaction. If our cash liquidity proves to be insufficient, either because of the size of the business combination or the depletion of available cash due to operating costs, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the new business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the new business.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business with which we may ultimately complete a transaction. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management and Board will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

Our ability to utilize NOLs to offset future taxable income could be reduced significantly, or eliminated, by our strategic plans following the termination of the Plan of Liquidation or events outside of our control.

As discussed above, Golf Trust currently has approximately $82 million in federal income tax NOLs. Our ability to preserve these NOLs for future use by Golf Trust or the surviving corporation in a business combination is dependent on numerous rules and regulations. It is possible that the ownership shift that would accompany some of the business combination opportunities Golf Trust could pursue following the termination of the Plan of Liquidation would result in a substantial reduction in available NOLs. The available NOLs could also be reduced substantially if some or all of our significant stockholders increase their proportional ownership in Golf Trust through open market purchases of common stock.

Specifically, the availability of NOLs will be reduced if there is a more than 50% change in ownership over a three-year rolling period with respect to stockholders that own 5% or more of our outstanding common stock, whether they own 5% at the beginning of the period or cross that threshold during the period. Golf Trust estimates that there had been a 36% change in ownership for purposes of that analysis as of September 18, 2007. Therefore, a further 14% change in ownership resulting from a business combination or open market purchase or otherwise could result in an NOL reduction. We cannot provide a firm estimate of a future NOL reduction at this time due to the variability of several important analytical factors. However, for illustrative purposes, the amount of NOLs available assuming a hypothetical 14% change of ownership on September 18, 2007 would have been approximately $13 million, subject to the annual utilization limitations set forth in Section 382 of the Code. However, the amount of available NOLs resulting from a change in ownership depends on factors such as the market price of our common stock, market capitalization, changes in ownership over time, prevailing interest rates and the nature and structure of any business combinations. Changes in any of these variables between the date of our illustration and any future change in ownership could decrease the available NOLs to an amount substantially below $13 million. In addition, if the sale of our remaining golf course assets occurs within two years of a change of ownership, our available NOLs could be eliminated.

The market price of our common stock has been, and is likely to continue to be, highly volatile.

The average daily trading volume of our common stock has historically been relatively low and is likely to continue to be low if the Plan of Liquidation is terminated. As a result of this relatively low trading volume, our stock price can be highly volatile. Any large sales could have a negative effect on our stock price and its volatility.

If we fail to meet American Stock Exchange listing standards in the future as a result of our changing operations, the American Stock Exchange could delist our securities from quotation on its exchange, which could limit investors’ ability to complete transactions in our securities and subject us to additional trading restrictions.

Golf Trust’s common stock is listed on the American Stock Exchange. We expect that the termination of the Plan of Liquidation will prompt an informal or formal notice from the American Stock Exchange regarding our continued listing. We cannot assure you that our response to any such notice will be acceptable and that our common stock will continue to be listed on the American Stock Exchange in the future if we fail to meet its listing standards as a result of our changing operations. The delisting of our common stock from trading on the American Stock Exchange could have adverse consequences, including a limited availability of market quotations for our common stock, a limited amount of news and analyst coverage for Golf Trust, a decreased ability to issue additional securities or obtain additional financing in the future and reduced attractiveness as a business combination partner.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we do, we would be subject to any special considerations or risks associated with companies operating in the target business’s home jurisdiction, including any of the following:

•       tariffs and trade barriers;

•       regulations related to customs and import/export matters;

•       longer payment cycles;

•       tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•       currency fluctuations;

•       challenges in collecting accounts receivable;

•       cultural and language differences;

•       employment regulations; and

•       foreign laws affecting enforceability of contracts and available legal remedies.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Golf Trust may issue shares of common stock, preferred stock or debt securities to complete a business combination, or options or other equity awards to our new management or the management of a target business in a business combination, both of which would reduce the equity interest of our current stockholders and could cause a change in control.

Golf Trust may issue additional shares of common stock or preferred stock to complete a business combination. We may also issue options or other equity awards to our new management or the management of a target business in a business combination. These issuances could (i) significantly reduce the equity interest of our current stockholders, (ii) subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock, (iii) cause a change in control, which may affect, among other things, our ability to use our NOLs, and (iv) adversely affect the prevailing market price for our common stock. Similarly, if we issue debt securities, it could expose Golf

Trust to events of default and acceleration of our debt obligations as well as limit our ability to obtain additional financing on acceptable terms.

Our ability to successfully effect a business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, all of whom will join us following the termination of the Plan of Liquidation, or after a business combination.

We intend to identify and hire new management personnel if the Plan of Liquidation is terminated. Our success in effecting a business combination will, therefore, depend largely on our ability to find and retain the services of experienced senior management with skills applicable to our business plan. While we anticipate that Mr. Pearce will assume the duties of Chief Executive Officer and Mr. Toor will become the Chairman of the Board, these appointments are dependent on reaching a mutually satisfactory compensation arrangement with each of them. If we do not retain the services of either of Messrs. Pearce and Toor, Golf Trust will continue to evaluate alternative management candidates.

Following a business combination, it is likely that some or all of the management of the target business will remain in place, although it is possible that our new management would remain associated in senior management or advisory positions with the target business. The success of the company following a business combination will, therefore, depend largely on the skills and success of the management of the target company. The ability of our new management to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

It is likely that initially we will only be able to complete one business combination, which will cause us to be dependent on a single business and its products or services.

Although any proceeds from the sale of our remaining assets, including Stonehenge, and the realization of certain contingent assets, such as the funds held in escrow in connection with the sale of the Resort, could increase our current cash liquidity, it is probable that we will have the ability to complete only one business combination with a single operating business. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business or upon the development or market acceptance of a single or limited number of products, processes or services. In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities, which may have the resources to complete several business combinations in different industries or different areas of a single industry.

The reporting requirements under SEC rules relating to shell companies may delay or prevent us from making certain acquisitions.

Under SEC rules, Golf Trust may be deemed to be a shell company once the bulk of its remaining operating assets are sold. These rules are designed to ensure that investors in shell companies that cease to be shell companies following a transaction have timely access to material information regarding the transaction and the company’s resulting financial condition. The rules prohibit the use by shell companies of registration statements on Form S-8 and require a shell company to include extensive financial and other information in the Current Report on Form 8-K filed to report the acquisition of a business. The information to be included is equivalent to that required for the registration of a class of securities under the Securities Exchange Act of 1934, as amended.

The Current Report on Form 8-K would include a detailed description of the acquired company’s business and properties, management, executive compensation, related party transactions, legal proceedings and historical market price information, as well as audited historical financial statements and management’s discussion and analysis of results of operations. The Current Report on Form 8-K rules also require a shell company to file pro forma financial statements giving effect to the acquisition not later than four business days after the completion of the acquisition, instead of 75 days as required of non-shell companies.

The time and additional costs that may be incurred by some acquisition prospects to prepare such detailed disclosures and obtain audited financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Golf Trust, or deter potential targets from negotiating with Golf Trust. If Golf Trust were to be deemed a shell company, any increased difficulty in Golf Trust’s ability to identify and consummate an acquisition with an appropriate candidate could materially adversely affect Golf Trust’s ability to successfully implement its business combination strategy.

Post-termination Action Steps

If the Plan of Liquidation is terminated, Golf Trust will immediately begin pursuing the alternative business strategies and business combinations outlined above. In connection with Golf Trust’s shift in business strategy, the Board anticipates that some or all of the following may occur:

•       No Liquidating Distributions—Golf Trust will focus its efforts and resources on alternative business strategies and will not continue liquidating its assets with the ultimate goal of making one or more liquidating distributions to our stockholders. Instead, our cash and other resources will be committed to our new business plan.

•       Operations—We will continue to pursue the sale of our remaining golf course assets pursuant to terms and conditions that our Board deems to be in the best interests of our stockholders, including the timing of such sale. The capital generated by any sale will be used to pursue strategic alternatives, including potential business combinations. We will also continue to collect and pursue our contingent assets and any payments due Golf Trust.

•       Board Composition—As previously disclosed in our Current Report on Form 8-K filed on September 19, 2007, Messrs. Raymond V. Jones and Fred W. Reames have resigned as directors of Golf Trust and Mr. Michael C. Pearce has been appointed to the Board by the remaining directors to fill the vacancy created by Mr. Jones’s resignation. We anticipate that Mr. W. Bradley Blair, II will resign as a director immediately following the approval of the termination of the Plan of Liquidation. The Board currently has two vacancies. If Mr. Blair resigns as anticipated, there will be three vacancies. These vacancies may be filled by the remaining directors (Messrs. Edward L. Wax, Jan H. Loeb, Michael C. Pearce and Nauman S. Toor) in accordance with our Bylaws. Mr. Edward L. Wax is expected to serve until the next annual meeting of stockholders, expected to be held before the end of 2007, at which time he will not stand for re-election. We anticipate naming Mr. Toor as Chairman of the Board immediately following the resignation of Mr. Blair, assuming a mutually satisfactory compensation arrangement can be negotiated with Mr. Toor. Biographical information for Messrs. Pearce and Toor are set forth below. If Proposal 2 is approved and the Board is declassified, all directors will be subject to nomination and election at our next annual meeting of stockholders. If we do not retain the services of either Messrs. Pearce or Toor, Golf Trust will continue to evaluate alternative management candidates.

•       Management—It is anticipated that our executive management will resign and transition out of the business if the proposal to terminate the Plan of Liquidation is approved, and Golf Trust will seek suitable replacements to pursue Golf Trust’s new strategic direction. Specifically, Golf Trust anticipates that Mr. Blair will resign immediately following such approval and that Mr. Pearce will be appointed Chief Executive Officer of Golf Trust, assuming a mutually satisfactory compensation arrangement can be negotiated with Mr. Pearce. We expect that Mr. Blair or other managers may be retained as consultants to assist with transition issues and post-closing issues with respect to assets sold previously under the Plan of Liquidation.

•       Accounting—Golf Trust would begin presenting its consolidated financial statements as an operating company, rather than under the liquidation basis of accounting.

•       Bylaws—Golf Trust’s Bylaws will be amended by the Board to make conforming changes related to the declassification of the Board.

Biographical Information

Michael C. Pearce has been an advisor to Golf Trust on matters pertaining to corporate development since January 2007. Since 2002, he has been a private investor with concentration in the securities of distressed publicly-traded companies, real estate and trust banking. From late 1999 through 2001, he served as Chief Executive Officer of iEntertainment Network to complete a corporate recapitalization and repositioning of the company. From 1996 to 1998, he served as Senior Vice President of Sales and Marketing of publicly-traded Internet pioneer, VocalTec Communications, later returning in 1999 in a consulting capacity to the Chairman on matters pertaining to alternative strategies, business development and mergers and acquisitions. From 1983 to 1996, he was employed in various technology industry management positions, including Senior Vice President of Sales and Marketing at Ventana Communications (Thomson Corporation subsidiary), Vice President of Sales at Librex Computer Systems (Nippon Steel subsidiary) and National Sales Manager at Hyundai Electronics America. From 1979 to 1983, he attended Southern Methodist University.

On January 9, 2007, Mr. Pearce and the Company entered into a consulting agreement for a three-month term (which has been renewed on a month-to-month basis), whereby Mr. Pearce has been advising the Company on matters pertaining to corporate development initiatives for a fee of $12,000 per month.

Nauman S. Toor is currently an independent director of Golf Trust under the rules of the American Stock Exchange. Mr. Toor served as a Managing Director of Jefferies & Company, Inc., an investment banking firm based in New York City, from April 2001 until December 2006. After leaving Jefferies, Mr. Toor founded and currently manages BlackRoot Capital, a private investment firm. Mr. Toor started his career in investment banking with Kidder Peabody & Company in New York in 1990 and joined Jefferies & Company, Inc.’s investment banking group in 1994. Mr. Toor holds a bachelor of arts degree in economics from Ohio Wesleyan University and a master’s degree in business administration from Harvard Business School.

Vote Required

The Plan of Liquidation and Maryland corporate law require that the termination of the Plan of Liquidation be approved by our stockholders by the affirmative vote of two-thirds of all votes entitled to be cast on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

If the termination of the Plan of Liquidation is not approved by the stockholders, Golf Trust will continue to operate under the Plan of Liquidation. This means that Golf Trust will pursue the sale of all of its remaining assets, the satisfaction of all remaining liabilities, a distribution or distributions of net cash to our stockholders and final dissolution of the company. However, Golf Trust cannot estimate at this time with absolute certainty when the final liquidation might occur or how much the aggregate distributions to our stockholders might be if the Plan of Liquidation is pursued to its ultimate conclusion.

PROPOSAL 2:
AMEND AND RESTATE THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Board has adopted and now recommends for stockholder approval a proposal to amend and restate Golf Trust’s Amended and Restated Articles of Incorporation to (i) eliminate the classification of our Board and provide for the annual election of all directors, (ii) remove provisions related to Golf Trust’s former status as a REIT, and (iii) make conforming changes related to the termination of the Plan of Liquidation. If the proposal to terminate the Plan of Liquidation is not approved by the stockholders, this proposal will be withdrawn prior to a stockholder vote at the Special Meeting.

Our Board is currently divided or “classified” into three classes, with directors in each class standing for election at every third annual meeting of stockholders. If this proposal is approved, our Amended and Restated Articles of Incorporation would be amended and restated to eliminate the classified structure of the Board and provide for the annual election of all directors, commencing with Golf Trust’s 2007 Annual Meeting of Stockholders. Directors chosen as a result of a newly created directorship or to fill a vacancy on the Board would hold office until the next annual meeting of stockholders.

Golf Trust was originally formed to be a REIT. However, as of fiscal year 2002, we no longer have our REIT status as a result of our repossession and operation of golf courses following the default of their original third-party lessees. Golf Trust’s Amended and Restated Articles of Incorporation currently have restrictions and other terms related to our former status as a REIT. They also contain references to the Plan of Liquidation. This proposal would modify the Amended and Restated Articles of Incorporation to eliminate references to our former REIT status and to the Plan of Liquidation.

Reasons for the Proposal

This proposal is the result of the Board’s ongoing review of our corporate governance policies and our commitment to strong corporate governance standards. In making its recommendation, the Board considered the advantages of both classified and declassified board structures. A classified board of directors can promote continuity and enhance the stability of the board, encourage a long-term perspective on the part of directors and reduce a company’s vulnerability to coercive takeover tactics. The Board recognized these advantages, but in light of the goals and objectives of Golf Trust after the termination of the Plan of Liquidation, the Board concluded that they were outweighed by the advantage of allowing stockholders to review and express their opinions on the performance of all directors each year rather than over a three-year period. The election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing these polices. Given that Golf Trust does not limit the number of terms an individual may serve as a director, we do not believe that the continuity and stability of the Board’s membership and our policies and long-term strategic planning will be adversely affected by declassifying the Board.

The text of the proposed Amended and Restated Articles of Incorporation is attached as Appendix A to this Proxy Statement.

Vote Required

The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock entitled to vote on the proposal is required to approve the proposed amendment and restatement of our Amended and Restated Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Corresponding Amendment to the Bylaws

If this proposal is approved by our stockholders, the Board will also amend Golf Trust’s Bylaws to declassify the Board.

PROPOSAL 3:
APPROVE THE ADOPTION OF THE GOLF TRUST OF AMERICA, INC. 2007 STOCK OPTION PLAN

We are requesting that you approve the adoption of the Golf Trust of America, Inc. 2007 Stock Option Plan, which the Board adopted on September 20, 2007. We firmly believe that a disciplined equity compensation program, in conjunction with Golf Trust’s other compensation programs, is a necessary and effective employee incentive and retention tool that benefits all of our stockholders.

If the Plan of Liquidation is terminated, Golf Trust will pursue a new business strategy focused on creating stockholder value through one or more business combinations. Attracting and retaining executive management and other employees with skills that complement that new corporate strategy will be a key to successful implementation. Stock options directly link the interests of management and employees with those of our stockholders and allow participants to share in the stockholder value they build.

The 2007 Option Plan will be effective following stockholder approval of the 2007 Option Plan. If the termination of the Plan of Liquidation is not approved by the stockholders, this proposal will be withdrawn prior to a stockholder vote at the Special Meeting.

The 2007 Option Plan is included as Appendix B to this Proxy Statement. The following description of the 2007 Option Plan is qualified in its entirety by reference to Appendix B.

Description of the 2007 Option Plan

Purpose

The purposes of the 2007 Option Plan are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to Golf Trust and its subsidiaries and other related entities by encouraging their ownership of Golf Trust’s common stock, and (ii) to aid Golf Trust in retaining and attracting such key employees, directors, consultants and other individuals upon whose efforts Golf Trust’s success and future growth depends.

Duration

The 2007 Option Plan will remain in effect until the tenth anniversary of its effective date, unless terminated earlier by the Board in accordance with the terms of the 2007 Option Plan.

Administration

The 2007 Option Plan will be administered by a committee or subcommittee of the Board, referred to as the Committee. The Committee will be appointed by the Board and must consist of at least two members. In the event that no such Committee exists or is appointed, then the 2007 Option Plan will be administered by the Board. The Committee, subject to the provisions of the 2007 Option Plan, is authorized to (i) interpret and administer the 2007 Option Plan, (ii) select individuals to whom options will be granted from those that are eligible, (iii) determine the type and size of the options, (iv) determine, interpret and amend, in accordance with the 2007 Option Plan, the terms and conditions of the options grants, and (v) establish, amend or waive rules and regulations for the 2007 Option Plan’s administration.

Eligibility

Only employees, directors, consultants and other individuals providing services to Golf Trust and its subsidiaries, who are selected by the Committee, may be granted options under the 2007 Option Plan. In selecting recipients for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual’s present and potential contributions to the success of Golf Trust and its subsidiaries. We currently cannot estimate the number of persons in each class of 2007 Option Plan participants.

Shares Available

Subject to certain adjustments set forth in the 2007 Option Plan, options to purchase 1,100,000 shares of common stock may be issued under the 2007 Option Plan. On September 28, 2007, the closing price of Golf Trust’s common stock was $2.13. To the extent that an option terminates or expires prior to exercise, or has been tendered as payment upon exercise of other options, any shares of common stock subject to the option will again be available for the grant of a new option pursuant to the 2007 Option Plan.

Stock Options

No determination has been made as to the types or amounts of options that will be granted to specific individuals pursuant to the 2007 Option Plan. The Committee may designate a stock option as either an incentive stock option, which provides the participant potentially favorable tax consequences, or a nonqualified stock option, which does not provide such favorable tax consequences.

A participant granted a stock option will be entitled to purchase at a fixed price a specified number of shares of common stock during a specified term. Subject to certain exceptions set forth in the 2007 Option Plan, the price at which each share of common stock may be purchased upon exercise of an option will be determined by the Committee in its discretion, but will not be less than (i) the fair market value per share of the common stock on the date of grant of the option, or (ii) in the case of any option intended to be an incentive stock option granted to an individual owning on the date of grant more than 10% of the total combined voting power of all classes of stock of Golf Trust or any subsidiary (referred to as a 10% Stockholder), 110% of the fair market value per share of the common stock on the date of grant of the option. No stock option may have an exercise term greater than 10 years (or in the case of a 10% Stockholder, more than five years).

Certain Corporate Events

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of Golf Trust, unless the Committee determines otherwise, corresponding adjustments will automatically be made to the number and kind of shares available for issuance under the 2007 Option Plan, the number and kind of shares covered by outstanding options under the 2007 Option Plan and the exercise price per share for outstanding options. In addition, the Committee may make such other adjustments as it determines to be equitable.

All outstanding options under the 2007 Option Plan will become exercisable in full upon (i) a merger or consolidation where Golf Trust is not the surviving corporation and the holders of the outstanding voting securities of Golf Trust own less than a majority of the outstanding voting securities of the surviving corporation, (ii) any sale or transfer by Golf Trust of all or substantially all of its assets, or (iii) any tender offer or exchange offer for, or acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of Golf Trust.

Transferability

Options generally will be non-transferable except upon the death of a participant, although the Committee may permit a participant to transfer options (for example, to family members or trusts for family members) subject to such conditions as the Committee may establish.

Termination of Employment and Death

The rules concerning the extent to which stock options may be exercised upon termination of a participant’s employment or a participant’s death are set forth in the 2007 Option Plan and may be further set forth in the participant’s option agreement.

Tax Withholding

All 2007 Option Plan participants must remit to Golf Trust, or make arrangements satisfactory to Golf Trust to pay through payroll withholding or otherwise, such amount as may be requested by Golf Trust to meet any Federal, state or local tax withholding obligations with respect to an option exercise of common stock. If the amount requested is not paid, Golf Trust may refuse to issue such shares of common stock.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain Federal income tax aspects of options granted pursuant to the 2007 Option Plan. State, local and foreign tax consequences may differ.

ISOs and Non-Qualified Stock Options.   Options granted under the 2007 Option Plan may be either “incentive stock options” (referred to as ISOs) within the meaning of Section 422 of the Code, or non-qualified stock options.

A participant who is granted an ISO will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an ISO within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the ISO in the same manner as on the exercise of a non-qualified stock option, as described below.

A participant generally is not required to recognize income on the grant of a non-qualified stock option. Instead, ordinary income generally is required to be recognized on the date the non-qualified stock option is exercised. In general, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

Gain or Loss on Sale or Exchange of Shares.   In general, gain or loss from the sale or exchange of shares granted under the 2007 Option Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an ISO (referred to as a disqualifying disposition), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Golf Trust.   We are generally not allowed a deduction in connection with the grant or exercise of an ISO. However, if a participant is required to recognize ordinary income for an ISO as a result of a disqualifying disposition, we generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a non-qualified stock option, we will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Performance-Based Compensation.   Subject to certain exceptions, Section 162(m) of the Code disallows Federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to an executive exceeds $1,000,000 for the taxable year. The 2007 Option Plan has been designed to allow, but not require, the grant of options that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans.   Options under the 2007 Option Plan may be subject to Federal income tax rules that apply to “nonqualified deferred compensation plans” that were enacted as part of the American Jobs Creation Act of 2004 and which became effective on January 1, 2005. Failure to comply with these rules or qualify for an exemption in respect of an option could result in significant adverse tax results to the grantee of such option, including immediate taxation of the option upon vesting (and immediate taxation upon vesting of the grantee’s awards under certain other plans), a penalty tax of 20% of the amount of income so recognized, plus a special interest payment. The 2007 Option Plan has been designed to allow, but not require, the grant of options that are intended to comply with these deferred compensation rules or qualify for an exemption.

Amendment; Termination

The Board may amend the 2007 Option Plan or the terms of any option outstanding under the 2007 Option Plan at any time. However, the Committee cannot, without approval by a majority of the votes cast by the stockholders of Golf Trust at a meeting of stockholders at which a proposal to amend the 2007 Option Plan is voted upon, (i) increase the maximum amount of common stock for which options may be granted under the 2007 Option Plan (except as set forth in “Certain Corporate Events” above), or (ii) amend the requirements as to the class of individuals eligible to receive options. The Board may terminate the 2007 Option Plan at any time. No amendment or termination by the Board of the 2007 Option Plan or any option outstanding under the 2007 Option Plan may, without the consent of a participant, adversely affect the rights of such participant under any option held by such participant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table presents summary information about our equity compensation plans, including our stock option plans and any individual stock option arrangements not arising under any plan. We submitted all of our stock option plans for stockholder approval. The table presents the following data on our plans as of the close of business on December 31, 2006:

•       the aggregate number of shares of our common stock subject to outstanding stock options;

•       the weighted-average exercise price of those outstanding stock options; and

•       the number of shares that remain available for future option grants.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,062,500	$22.69	19,968
Equity compensation plans not approved by security holders	—	—	—
Total	1,062,500	$22.69	—

Vote Required

The affirmative vote of a majority of the votes cast on the proposal at the Special Meeting is required to approve the adoption of the 2007 Option Plan, assuming a quorum is present.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.

EXECUTIVE COMPENSATION

The following executive compensation information for the fiscal year ended December 31, 2006 is provided in connection with the proposal to approve the adoption of the 2007 Option Plan.

Compensation Discussion and Analysis

Compensation Objectives.   We refer to our chief executive officer as our principal executive officer. Our chief financial officer and principal accounting officer was Mr. Scott D. Peters until February 5, 2007, the effective date of his resignation. Ms. Tracy S. Clifford, formerly our controller, was appointed our Principal Accounting Officer on February 6, 2007. The objectives of our compensation programs are to:

1.                retain (to the extent necessary) and reward experienced, highly motivated principal officers who are capable of effectively leading the liquidation of Golf Trust pursuant to the Plan of Liquidation; and

2.                reward and encourage principal officer activity that results in enhanced value for our stockholders pursuant to the Plan of Liquidation.

If the termination of the Plan of Liquidation is approved, the Board intends to reassess our compensation programs to ensure that they adequately promote Golf Trust’s objectives under its new business strategy. In that event, it is likely that our compensation programs would be revised substantially with respect to management serving after the termination of the Plan of Liquidation. In that regard, the stockholders are being asked to approve the adoption of the 2007 Option Plan if the stockholders approve the termination of the Plan of Liquidation.

Elements of Compensation.   Each element of compensation is designed to reward different performance goals, yet the components work together to satisfy the ultimate goal of enhancing stockholder value in the context of the Plan of Liquidation. The elements of principal officer compensation are:

1.                Base salary.   Base salaries for our principal officers are established based on the performance of their basic job description and through the performance of assigned responsibilities (see specific discussion regarding the base salary of our principal executive officer below).

2.                Cash bonuses.   Cash bonuses reward the principal officers for commendable performance of specially designated tasks or outstanding performance of assigned responsibilities pertaining to the Plan of Liquidation exceeding the compensation committee’s expectations. These bonuses are discretionary and are not awarded based on a formula or a specific time frame other than the milestone bonuses that were paid pursuant to the terms of the employment agreements for our principal executive officer, W. Bradley Blair, II, and former principal accounting officer, Scott D. Peters (see further discussion below).

3.                Defined contribution plan.   We have a 401(k) savings/retirement plan, which permits our eligible employees to defer up to 12% of their annual compensation, subject to certain limitations imposed by the Code. The employees’ elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) plan. We have discontinued our discretionary contribution matching policy.

4.                Other elements.   We provide at our sole cost to each principal officer and their spouse and children health, dental and optical insurance. We also provide at our sole cost to each principal officer life and disability insurance. Our principal executive officer also receives an automobile allowance as disclosed in the footnotes to the Summary Compensation Table.

Base Salary.   Based upon the assumption that a reduction in his duties would occur as the Plan of Liquidation progressed under Mr. Blair’s amended and restated employment agreement, effective April 1, 2004, Mr. Blair’s base salary was reduced by 25%, then effective January 1, 2005, his base salary was reduced by an additional 25%. Subsequent to that date, the only change in Mr. Blair’s base salary was an inflationary adjustment on January 1, 2006 based on the consumer price index pursuant to the terms of his amended employment agreement.

Cash Bonuses.   Pursuant to their amended and restated employment agreements, Mr. Blair’s and Mr. Peters’ right to performance bonuses and stock based awards terminated upon stockholder approval of the Plan of Liquidation. Instead, the amended and restated employment agreements provided for a retention bonus, which was paid when the Board adopted the Plan of Liquidation, and two performance milestones to be paid if and when the remaining milestones were met. As described below, both milestones were met in mid-2003. The performance milestones were as follows:

•       stockholder approval of the Plan of Liquidation (occurred on May 22, 2001);

•       continued employment of Messrs. Blair and Peters with us for 12 months following Board approval of the Plan of Liquidation (Mr. Peters resigned effective February 5, 2007); and

•       repayment of all of our debt (occurred on June 19, 2003).

Both milestone bonus payments became payable on June 19, 2003, the date on which all of our bank debt was repaid, and all milestone payments have been paid as of the date of this Proxy Statement.

Following the disposition of our Sandpiper property in June of 2003 and the corresponding reduction in demands on Mr. Peters’ time, the compensation committee and Mr. Peters agreed upon a reduced time commitment and a reduced salary arrangement. Accordingly, a further amended and restated employment agreement with Mr. Peters was executed on August 29, 2003. Under this amended and restated employment agreement, Mr. Peters was expected to devote a substantially reduced number of hours per calendar quarter to Golf Trust. Correspondingly, we paid him a salary of $12,000 per quarter. To the extent that we required more of Mr. Peters’ time, we paid him on an hourly basis, up to a capped amount per diem. This arrangement was extended by mutual agreement until April 30, 2007; however, Mr. Peters resigned prior to its termination effective February 5, 2007 due to his commitments to another employer.

In anticipation of the reduction of our asset base, the conclusion of the Resort settlement negotiations, our assumption of the ownership of the Resort and the assumption that there would be a corresponding reduction in demands on Mr. Blair’s time, the compensation committee negotiated a reduced time commitment and a reduced salary arrangement with Mr. Blair, as noted above under the caption “Base Salary.” Accordingly, a further amended and restated employment agreement with Mr. Blair was executed on March 22, 2004. Under this amended and restated employment agreement, Mr. Blair was expected to devote a reduced number of hours per calendar quarter to Golf Trust. Correspondingly, we agreed to pay him an annual salary (plus an annual inflationary adjustment based on the consumer price index) of $286,241 for 2004 (effective April 1, 2004), $190,827 for 2005 and $190,827 for each subsequent year.

On February 9, 2001, in connection with our plan of liquidation, we entered into a “stay” arrangement with Tracy S. Clifford, which provided for 15 months of severance equivalent to her then annual salary and health benefits upon a change of control created by the Board’s adoption of the Plan of Liquidation. This arrangement was amended on January 1, 2005 to extend the severance term from 15 to 18 months. Ms. Clifford’s base salary was not adjusted upon her appointment as our Principal Accounting Officer. Ms. Clifford is not subject to any other employment agreements. On August 24, 2007, the Board approved the grant of a cash bonus in the amount of $40,000 to Ms. Clifford.

If Mr. Blair or Ms. Clifford were to resign, we would be required to hire replacement officers. Our cost to hire replacements would likely depend upon the experience and skills required of such an individual in light of our financial condition, our assets remaining to be liquidated and the complexity of any issues bearing on us and our business plan at that time.

Summary Compensation Table

As of September 28, 2007, we have two executive officers, Mr. Blair and Ms. Clifford. The following table sets forth 2006, 2005 and 2004 annual and long-term compensation to our executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($) (12)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
W. Bradley Blair, II	2006	$201,971	$—	$—	$—	$—	$—	$44,566	(1)	$246,537
Chief Executive Officer	2005	190,827	—	—	—	—	—	41,208	(2)	232,035
and Chairman of the Board	2004	310,094	—	—	—	—	—	1,182,318	(3)(4)	1,492,412
Scott D. Peters(9)	2006	48,286	—	—	—	—	—	122,575	(4)(5)	170,861
Chief Financial Officer,	2005	48,297	—	—	—	—	—	31,626	(6)	79,923
Senior Vice President and Secretary	2004	95,400	—	—	—	—	—	398,708	(4)(7)	494,108
Tracy S. Clifford(9)	2006	110,233	25,000	—	—	—	—	21,297	(8)	156,530
Principal Accounting	2005	110,173	—	—	—	—	—	90,329	(8)(11)	200,502
Officer and Secretary	2004	107,417	—	—	—	—	—	15,247	(8)	122,664
R. Keith Wilt	2006	110,841	15,000	—	—	—	—	106,049	(10)(13)	231,890
Vice President of	2005	99,034	—	—	—	—	—	20,541	(13)	119,575
GTA-IB, LLC, a material subsidiary	2004	43,542	10,000	—	—	—	—	8,973	(13)	62,515

             (1)  Includes an annual car allowance of $12,000 and annual health and life insurance premiums and other reimbursements of $32,566 paid by us on behalf of Mr. Blair.

             (2)  Includes an annual car allowance of $12,000 and annual health and life insurance premiums and other reimbursements of $29,208 paid by us on behalf of Mr. Blair.

             (3)  Includes an annual car allowance of $12,000, annual health and life insurance premiums and other reimbursements of $20,318 paid by us on behalf of Mr. Blair and indebtedness of $1,150,000, plus accrued interest, that we canceled on March 22, 2004 as discussed below under the caption “Indebtedness of Management.”

             (4)  We entered into written employment agreements with Mr. Blair and Mr. Peters at the time of our initial public offering. On February 25, 2001, in connection with our plan of liquidation, those employment agreements were amended and restated as discussed under the caption “Employment Agreements.” Those employment agreements, as amended and restated, provide for payment to Messrs. Blair and Peters of bonuses upon the achievement of certain milestones. Performance milestone bonus amounts, which include accrued interest, were paid to Mr. Peters in 2004 and 2006 as follows: (i) $191,649 to Mr. Peters on August 27, 2004, (ii) $191,794 to Mr. Peters on September 27, 2004, and (iii) $104,927 to Mr. Peters on September 29, 2006. The amounts remaining of $1,233,907, plus accrued interest, to Mr. Blair and $82,615, plus accrued interest, to Mr. Peters were paid following the sale of the Resort.

             (5)  Includes annual health and life insurance premiums of $17,648 paid by us on behalf of Mr. Peters.

             (6)  Includes hourly compensation of $15,305 and annual health and life insurance premiums of $16,321 paid by us on behalf of or to Mr. Peters. The fourth amended and restated employment agreement for Mr. Peters, as amended, provides for quarterly compensation of $12,000 plus additional compensation at a rate of $150 per hour for hours worked in excess of 80 hours per quarter.

             (7)  Includes annual health and life insurance premiums of $15,265 paid by us on behalf of Mr. Peters.

             (8)  Includes annual health and life insurance premiums of $21,297, $18,900, $15,247 for the years ended December 31, 2006, 2005 and 2004, respectively, paid by us on behalf of Ms. Clifford.

             (9)  Mr. Peters resigned as our Chief Financial Officer, Senior Vice President and Secretary effective February 5, 2007. Ms. Clifford was appointed Principal Accounting Officer effective February 6, 2007 and was appointed Secretary on February 20, 2007.

        (10)  Includes accrued severance of $82,500 pursuant to the terms of a stay arrangement with Mr. Wilt dated March 31, 2006, in connection with the Plan of Liquidation. This stay arrangement provides for a severance payment to Mr. Wilt equivalent to nine months of his then current annual salary upon the termination of his employment following a sale of the Resort. Also, includes annual health and life insurance premiums and 401(k) contributions of $23,549 paid by us on behalf of Mr. Wilt.

        (11)  Includes an increase in accrued severance of $71,429 to reflect a salary increase effective January 1, 2005 and the change in the severance term from 15 to 18 months pursuant to the terms of the amended stay arrangement, with Ms. Clifford. On February 9, 2001, in connection with the Plan of Liquidation we entered into a stay arrangement with Ms. Clifford, which provided for 15 months of severance equivalent to her then annual salary and health benefits upon a change of control created by the Board’s adoption of the Plan of Liquidation. This stay arrangement was amended on January 1, 2005 to extend the severance term from 15 to 18 months.

        (12)  Bonuses are discretionary and are not calculated or paid according to a formula or specific time-frame or schedule.

        (13)  Includes annual health and life insurance premiums and 401(k) contributions of $23,549 and $20,541 for the years ended December 31, 2006 and 2005, respectively, and $8,973 for the period July 16, 2004 to December 31, 2004 paid by us on behalf of Mr. Wilt.

Indebtedness of Management

Pursuant to the terms of our then executive officers’ amended and restated employment agreements dated as of February 25, 2001, we made non-recourse loans of $1,595,000 to our executive officers ($1,150,000 to Mr. Blair and $445,000 to Mr. Peters) for the payment of personal income taxes arising from the acceleration of their restricted stock grants and the forgiveness of their outstanding debt to us as of such date. These loans were evidenced by promissory notes from the executives and secured by their total holdings at that time of 199,415 shares (143,790 of which were owned by Mr. Blair and 55,625 of which were owned by Mr. Peters) of our common stock valued at $8 per share at the time of the issuance of these loans. The outstanding balance of these loans at June 30, 2002, principal and interest, was $1,655,000. For the years ended December 31, 2004 and 2003, we recorded an allowance for doubtful accounts against this receivable in the aggregate amounts of $112,000 and $497,000, respectively, which approximated the difference in the pledged value of $8 per share and the computed value based on the net assets in liquidation at December 31, 2004 and 2003, respectively.

As a result of the letter agreement that we entered into with Mr. Blair on March 22, 2004, Mr. Blair agreed to, among other things, irrevocably assign to us the shares of our common stock, which secure the above-mentioned $1,150,000 non-recourse loan previously made to Mr. Blair in exchange for our agreement to cancel such loan.

As a result of the letter agreement that we entered into with Mr. Peters on March 30, 2005, Mr. Peters agreed to, among other things, irrevocably assign to us the shares of our common stock, which secure the above-mentioned $445,000 non-recourse loan previously made to Mr. Peters in exchange for our agreement to cancel such loan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the named executive officers as of December 31, 2006. The value of unexercised in-the-money options at December 29, 2006 (the last business day of the year) is based on a value of $1.47 per share, the prior closing price of our common stock on the American Stock Exchange on December 29, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W. Bradley Blair, II	150,000	—	—	$21.00	02/05/07		—	—	—	—
	90,000	—	—	$24.875	02/05/07		—	—	—	—
	160,000	—	—	$25.75	05/17/07		—	—	—	—
	155,000	—	—	$25.06	11/11/08		—	—	—	—
	85,000	—	—	$17.25	01/30/10		—	—	—	—
Scott D. Peters	40,000	—	—	$21.00	02/05/07		—	—	—	—
	20,000	—	—	$24.875	02/05/07		—	—	—	—
	80,000	—	—	$25.75	05/17/07		—	—	—	—
	85,000	—	—	$25.06	02/05/08	(2)	—	—	—	—
	60,000	—	—	$17.25	02/05/08	(2)	—	—	—	—
Tracy S. Clifford	20,000	—	—	$16.75	12/27/09		—	—	—	—
R. Keith Wilt	—	—	—	—	—		—	—	—	—

(1)                The vesting of all of the granted stock options accelerated when the Plan of Liquidation was approved by our stockholders on May 22, 2001.

(2)                Scott D. Peters served as our Chief Financial Officer, Senior Vice President and Secretary from 1997 until his resignation effective February 5, 2007. All of Mr. Peters’ outstanding options expire one-year from the date of his resignation if they have not previously expired pursuant to their original expiration date at the time of issuance.

Narrative Disclosure to Summary Compensation Table

We entered into written employment agreements with W. Bradley Blair, II and Scott D. Peters at the time of our initial public offering. Both agreements were since amended and restated. The amended and restated employment agreement of Mr. Blair was included as an exhibit to our Current Report on Form 8-K filed March 12, 2001. Mr. Blair’s employment agreement was amended further by that certain letter agreement included as exhibit 10.16.3 to our Annual Report on Form 10-K filed March 31, 2004. The employment agreement of Mr. Peters that was in effect on the date of his resignation was included as an exhibit to our Current Report on Form 8-K filed October 9, 2003. Mr. Peters’s employment agreement was amended further by certain letter agreements, which we have filed with the SEC. The most recent of these letter agreements was executed on September 30, 2006 and included as an exhibit to the Current Report on Form 8-K that we filed on October 2, 2006. Mr. Peter’s current employment agreement, as amended, was to expire pursuant to its terms on April 30, 2007; however, he resigned for personal reasons effective February 5, 2007. The employment agreements of Messrs. Blair and Peters, as amended through September 30, 2006, include the following provisions:

Salary.   The amended employment agreement for Mr. Blair previously provided for an annual base salary of $360,000, with automatic annual cost of living increases based on the increase, if any, in the consumer price index. We entered into a letter agreement with Mr. Blair on March 22, 2004, which provides for Mr. Blair to receive a reduced base salary from us as of April 1, 2004, in exchange for a corresponding reduction in the amount of time he is required to devote to us. As a result, effective April 1, 2004, Mr. Blair’s annual salary was adjusted to $286,241, or 75% of his current base salary of $381,654 for 2004. Effective January 1, 2005, Mr. Blair’s annual base salary was further reduced to $190,827.

The fourth amended and restated employment agreement for Mr. Peters, as amended, provided for quarterly compensation of $12,000 plus additional compensation at a rate of $150 per hour for hours worked in excess of 80 hours per quarter.

Bonuses.   Under the employment agreements, as amended in 2001, the eligibility of our named executive officers for normal performance bonuses and stock based awards terminated upon the approval of the Plan of Liquidation by our stockholders. Upon such approval of the Plan of Liquidation, the applicable amended employment contracts provided for (i) retention bonuses and forgiveness of indebtedness, and (ii) performance milestone bonuses, each as described below:

•       Retention Bonuses and Forgiveness of Indebtedness.   The retention bonuses were designed to recognize services rendered by the named executive officers (including, without limitation, services rendered in assisting in the creation of the Plan of Liquidation, negotiating certain agreements with Legends Group, Ltd. and AEW Targeted Securities Fund, L.P. and seeking to achieve resolutions of various issues with our lenders). Pursuant to their amended and restated employment agreements, Messrs. Blair and Peters received retention bonuses of $1,233,907 and $660,921, respectively, on February 25, 2001. In addition, in recognition of their services and pursuant to their amended and restated employment agreements, their options and restricted stock awards immediately vested in full at that time. All of the options that became fully vested are at the present time “out of the money.” Pursuant to the terms of the named executive officers’ existing promissory notes, which were not modified, the debt owed to us by the named executive officers, or $2,163,738 for Mr. Blair and $683,118 for Mr. Peters, was automatically forgiven upon Board adoption of the Plan of Liquidation on February 25, 2001.

•       Performance Milestone Bonuses.   As a result of our achievement of all milestones set forth below, Messrs. Blair and Peters had earned and since received the additional cash performance milestone bonuses shown below:

	Bonus Payment*
Performance Milestone	Blair	Peters
Stockholder approval of the Plan of Liquidation and repayment of all our debt**	$1,645,210	$881,228
Later of (i) repayment of all our debt**, and (ii) February 25, 2002, i.e., 12 months after Board approval of the Plan of Liquidation	$1,233,907	$660,921

*                    Plus interest from the date of stockholder approval of the Plan of Liquidation.

**             Including debt of our operating partnership, but excluding routine trade creditor debt not yet due and excluding debt that we have agreed to keep outstanding for the benefit of limited partners.

Performance milestone bonus amounts, which include accrued interest, were paid to our named executives as follows: (i) $1,815,523 to Mr. Blair on June 19, 2003, (ii) $972,453 to Mr. Peters on June 19, 2003, (iii) $184,227 to Mr. Peters on September 30, 2003, (iv) $191,649 to Mr. Peters on August 27, 2004, (v) $191,794 to Mr. Peters on September 27, 2004, and (vi) $104,927 to Mr. Peters on September 29, 2006. The amounts remaining of $1,233,907, plus accrued interest, to Mr. Blair and $82,615, plus accrued interest, to Mr. Peters were paid following the sale of the Resort.

Term.   Pursuant to Mr. Blair’s amended and restated employment agreement, the Board has the right, upon 45 days notice, to terminate him without good reason and without any obligation to pay further severance payments.

The fourth amended and restated employment agreement for Mr. Peters had a fixed termination date of April 30, 2007, unless such date was extended by an additional amendment. This employment agreement also provided both us and Mr. Peters with earlier termination rights in certain circumstances. Mr. Peters exercised his early termination right and resigned effective February 5, 2007 for personal reasons.

Extension of Non-Recourse Tax Loans Secured by Stock.   Upon each non-cash benefit payment (i.e., debt forgiveness and stock award acceleration) occurring concurrently with the Board’s adoption of the Plan of Liquidation, our named executive officers incurred tax liability, but were unable to fund such liability by selling our common stock because of Federal securities law restrictions and other concerns. Pursuant to their amended and restated employment agreements, we extended to each named executive officer a non-recourse loan in the amount necessary to cover such personal income tax liability. On the date it was made, each loan was secured by a number of shares of our stock with a then-current market value equal to the amount of the loan. Interest accrued at the applicable Federal rate and was added to principal. Any distributions on the pledged shares prior to maturity were applied to loan service. Each named executive officer had the right, prior to maturity, if the loan was then over-secured, to sell the pledged stock on the open market, provided that the proceeds are first applied to outstanding principal and interest on the loan.

As a result of the letter agreement that we entered into with Mr. Blair on March 22, 2004, Mr. Blair agreed to irrevocably assign to us the shares of our common stock, which secured the above-mentioned non-recourse loan previously made to Mr. Blair in the amount of $1,150,320, in exchange for our cancellation of such loan.

As a result of the letter agreement that we entered into with Mr. Peters on March 30, 2005, Mr. Peters agreed to irrevocably assign to us the shares of our common stock, which secured the above-mentioned non-recourse loan previously made to Mr. Peters in the amount of $444,996, in exchange for our cancellation of such loan.

We entered into a revised stay arrangement with Tracy S. Clifford on February 9, 2001, in connection with the Plan of Liquidation. This stay arrangement, as amended on January 1, 2005, provides for a severance payment to Ms. Clifford equivalent to 18 months of her then current annual salary and health benefits upon a change of control created by the Board’s adoption of the Plan of Liquidation.

We entered into a stay arrangement with R. Keith Wilt on March 31, 2006, in connection with the Plan of Liquidation. This stay arrangement provides for a severance payment to Mr. Wilt equivalent to nine months of his then current annual salary upon the termination of his employment following a sale of the Resort.

Covenants Not to Compete

In Mr. Blair’s applicable amended and restated employment agreement, he has agreed not to engage in any competitive businesses. He also agreed not to compete directly with us or in a business similar to ours during his employment. However, Mr. Blair may continue to invest in certain residential real estate developments and resort operations.

Under Mr. Peters’s amended and restated employment agreement, he was required to devote substantially all of his full working time to our business only through September 30, 2003. However, while he remained employed by us, and until February 5, 2008 (one year after his resignation), Mr. Peters may not:

•       compete directly with us in a similar business;

•       compete directly or indirectly with us, our subsidiaries, partners, potential golf course buyers, potential buyers (and/or their affiliates), potential buyers of our preferred stock or debt (or any of their affiliates) with respect to any acquisition or development of any real estate project undertaken or being considered by any of such parties at any time during Mr. Peters’s employment with us;

•       lend or allow his name or reputation to be used by or in connection with any business competitive with Golf Trust, our subsidiaries and/or partners; or

•       intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Golf Trust or our subsidiaries and/or partners, and any lessee, tenant, supplier, contractor, lender, employee or governmental agency or authority.

Notwithstanding the above limitations, Mr. Peters may be employed by a business that competes with us so long as he does not have direct or indirect responsibility for any interaction with, or analysis of, Golf Trust and is wholly screened-off from such interaction and analysis by the competitive business.

Change of Control Agreements

Mr. Blair’s amended and restated employment agreement provides that he will have “good cause” to resign upon a change of control and, in that case, all of his stock options and restricted stock would vest in full and he would be entitled to severance payments, minus the previously paid retention bonus and any milestone payments in connection with the Plan of Liquidation. The amended and restated employment agreements of our named executive officers provide that if any payment by or on behalf of Golf Trust or our operating partnership to either executive qualifies as an excess parachute payment under the Code, we will make additional payments in cash to the executive (so called gross-up payments) so that the executive is put in the same after-tax position as he would have been had no excise tax been imposed by the Code.

Compensation of Directors

We pay our independent directors fees for their services as directors. Independent directors receive annual compensation of $10,000, plus a fee of $1,000 for attendance at each meeting of the Board (whether in person or telephonically), and $500 for attending each committee meeting. Directors who are not independent directors are not paid any director fees. We reimburse directors for their reasonable and documented out-of-pocket travel expenses. Under our non-employee directors’ stock option plan, at the time of our initial public offering and on the first four anniversaries of our initial public offering, our three independent directors received automatic annual grants of options to purchase 5,000 shares of our common stock at the stock’s fair market value on the date of grant. All grants to our independent directors were fully vested on the grant date and expire ten years from the date of grant. Upon the February 2001 grant, the shares available under our non-employee directors’ stock option plan were exhausted and no options have been granted to our independent directors since that time.

Directors who are also our officers are not separately compensated for their service as directors. Our non-employee directors earned the following aggregate amounts of compensation for 2006.

Name and Principal Position (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Edward L. Wax(3),	$ 36,500	$ —	$ —	$ —	$ —	$ —		$ 36,500
Director and Chairman of Compensation Committee
Raymond V. Jones(3),	$ 35,500	$ —	$ —	$ —	$ —	$ —		$ 35,500
Director and Chairman of Audit Committee
Fred W. Reams(3),	$ 35,500	$ —	$ —	$ —	$ —	$ —		$ 35,500
Director and Financial Expert
Jan H. Loeb, Director(2)	$ 4,750	$ —	$ —	$ —	$ —	$ 17,822	(4)	$ 22,572
Nauman S. Toor, Director(2)	$ 4,250	$ —	$ —	$ —	$ —	$ —		$ 4,250

(1)             W. Bradley Blair, II, Golf Trust’s Chairman of the Board, President and Chief Executive Officer, and Scott D. Peters, Golf Trust’s Senior Vice President, Chief Financial Officer and Secretary (until February 5, 2007), are not included in this table as they are employees of Golf Trust and thus receive no compensation for their services as directors. The compensation received by Messrs. Blair and Peters as employees of Golf Trust is shown in the Summary Compensation Table.

(2)             Jan H. Loeb and Nauman S. Toor joined the Board as of November 17, 2006.

(3)             These directors own 25,000 shares of common stock issuable upon exercise of vested options, including:

•        5,000 vested shares at $21.00 issued on 2/6/97 and expiring on 2/5/07

•        5,000 vested shares at $29.00 issued on 2/6/98 and expiring on 2/5/08

•        5,000 vested shares at $24.50 issued on 2/6/99 and expiring on 2/5/09

•        5,000 vested shares at $17.938 issued on 2/6/00 and expiring on 2/5/10

•        5,000 vested shares at $7.85 issued on 2/6/01 and expiring on 2/5/11

(4)             The Other Compensation to Mr. Loeb is for reimbursement of his legal fees incurred in his proxy bid to be elected to the Board.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2006, our compensation committee members were Messrs. Reams, Jones and Wax until November 17, 2006 when Messrs. Loeb and Toor joined them on this committee upon their election to the Board. During fiscal year 2006, our compensation committee consisted solely of directors who are independent under the rules of the American Stock Exchange.

None of the members of our compensation committee is presently or was at any time since our formation an officer or employee of Golf Trust or an officer or employee of any of our subsidiaries. None of our executive officers served or serves as a member of the board of directors or compensation committee of any entity of which one or more of its executive officers served or is serving as a member of our compensation committee. None of the members of our compensation committee requires Item 404 disclosure.

OTHER MATTERS AT THE MEETING

The Board is not aware of any matters to be presented at the Special Meeting other than those set forth above. If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with the recommendations of the Board.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

We currently expect to hold our 2007 annual meeting within 30 days of the anniversary of our 2006 annual meeting. Once the date is established, it will be announced on a Current Report on Form 8-K.

Any stockholder who meets the requirements of Rule 14a-8 and the other proxy rules under the Exchange Act may submit proposals to the Board to be considered for inclusion in the proxy statement mailed to stockholders in advance of the 2007 annual meeting. Any such proposal should have been received by the Secretary of Golf Trust at 10 North Adger’s Wharf, Charleston, South Carolina 29401 by June 17, 2007.

Stockholders wishing to present a proposal at the 2007 annual meeting of stockholders but not in the proxy statement must provide Golf Trust with timely written notice. To be timely, your written notice should have been received by the Secretary of Golf Trust at 10 North Adger’s Wharf, Charleston, South Carolina 29401 between July 20, 2007 and August 19, 2007. Proposals must include all of the information required by Article III, Section 2(e) of our Bylaws, including the name and address of the stockholder, the text to be introduced, the number of shares held, the date of their acquisition and a representation that the stockholder intends to appear in person or by proxy to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

SECURITY OWNERSHIP OF MANAGEMENT AND FIVE-PERCENT STOCKHOLDERS

The following table describes, as of September 28, 2007, the beneficial ownership of our common stock held by (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group, and (iv) each person known to us to be the beneficial owner of 5% or more of our outstanding common stock. Each person named in the table has sole voting and investment/disposition power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise noted, the address of each person in the table is c/o Golf Trust of America, Inc., 10 North Adger’s Wharf, Charleston, South Carolina 29401.

	Common Stock
Name of Beneficial Owner	Number of shares of Common Stock	Percentage of Class(1)
W. Bradley Blair, II(2)	277,642	3.67%
Scott D. Peters	—	—
Tracy S. Clifford(3)	20,000	*
R. Keith Wilt	—	—
Michael C. Pearce	—	—
Edward L. Wax(3)	21,250	*
Jan H. Loeb(4)	844,100	11.54%
Nauman S. Toor	—	—
Jay Gottlieb(5)	666,300	9.11%
Merrill Lynch, Pierce, Fenner & Smith, Inc.(6)	370,000	5.06%
Odyssey Value Advisors, LLC(7)	700,000	9.57%
Directors, director nominees and officers as a group (7 persons)(8)	1,162,992	15.31%

             *  Less than 1%

(1)          Based on 7,317,163 common shares outstanding. In accordance with the rules of the SEC, each person’s percentage interest is calculated by dividing such person’s beneficially owned common shares by the sum of the total number of common shares outstanding plus the number of currently unissued common shares such person has the right to acquire (including upon exercise of vested options and upon conversion of preferred stock) within 60 days of September 28, 2007.

(2)          Mr. Blair’s beneficial ownership includes options to purchase 240,000 shares of common stock, all of which have vested and are exercisable as of September 28, 2007. None of these options was in the money as of September 28, 2007.

(3)          Beneficial ownership includes options to purchase 20,000 shares of our common stock, all of which have vested and are exercisable as of September 28, 2007. None of these options was in the money as of September 28, 2007.

(4)          Mr. Loeb’s business address is 10451 Mill Run Circle, Owings Mills, Maryland 21117. Mr. Loeb reports that he has sole power to vote or to direct the vote of 806,100 shares, shared power to vote or to direct the vote of 38,000 shares, sole power to dispose or to direct the disposition of 806,100 shares and shared power to dispose or to direct the disposition of 38,000 shares. Information about Mr. Loeb is included in reliance on the Schedule 13D/A filed with the SEC on October 13, 2006.

(5)          Mr. Gottlieb’s business address is 27 Misty Brook Lane, New Fairfield, Connecticut 06812. Information about Mr. Gottlieb is included in reliance on the Schedule 13G/A filed with the SEC on December 1, 2006.

(6)          Merrill Lynch Pierce, Fenner & Smith, Inc.’s address is 4 World Financial Center, New York, NY 10080. Information about Merrill Lynch Pierce, Fenner & Smith, Inc. is included in reliance on the Schedule 13G filed with the SEC on February 13, 2006.

(7)          Odyssey Value Advisors, LLC’s address is 601 Montgomery Street, San Francisco, California 94111. Information about Odyssey Value Advisors, LLC is included in reliance on the Schedule 13D/A filed with the SEC on July 19, 2007.

(8)          Includes options to purchase 280,000 shares of common stock, all of which have vested and are exercisable as of September 28, 2007. None of these options was in the money as of September 28, 2007.

COST OF SOLICITATION

Golf Trust will bear the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. In addition to the use of mails, our officers or employees may solicit personally or by telephone and tabulate the proxies. Any of our officers and employees who solicits and tabulates proxies will not receive compensation for those services other than their regular salaries. We will also request brokers (and other persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others) to send proxy materials to and obtain proxies from the shares’ beneficial owners, and we will reimburse those brokers (and other persons) for their reasonable expenses.

Appendix A

SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
GOLF TRUST OF AMERICA, INC.

Golf Trust of America, Inc., a Maryland corporation, having a principal office in Charleston, South Carolina (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:   The Charter of the Corporation is hereby amended and restated as follows:

ARTICLE I

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is:

Golf Trust of America, Inc.

ARTICLE II

PURPOSES

(a)        The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Laws of the State of Maryland now or hereafter in force.

(b)        The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation of the Corporation (this “Charter”), and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

ARTICLE III

PRINCIPAL OFFICE IN MARYLAND
AND RESIDENT AGENT

The post office address of the principal office of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a resident of the State of Maryland.

ARTICLE IV

SHARES OF CAPITAL STOCK

SECTION 1.          AUTHORIZED SHARES OF CAPITAL STOCK.

(a)        Authorized Shares.   The total number of shares of capital stock of all classes that the Corporation has authority to issue is one hundred million (100,000,000) shares of capital stock (par value one cent ($.01) per share), consisting of (i) ninety million (90,000,000) shares of common stock, par value one cent ($.01) per share (the “Common Stock”), and (ii) ten million (10,000,000) shares of preferred stock, par value one cent ($.01) per share (the “Preferred Stock”). The Preferred Stock includes one million (1,000,000) shares of Series B Junior Participating Stock, par value one cent ($.01) per share (the “Series B”). The remainder of the Preferred Stock may be issued in one or more classes as described in Section 3(b) of this Article IV. The Common Stock and each class of the Preferred Stock shall each constitute a separate class of capital stock of the Corporation. The Board of Directors may classify and reclassify any unissued shares of capital stock in accordance with Section 4 of this Article IV.

(b)        Terminology and Aggregate Par Value.   The Common Stock and Preferred Stock are collectively referred to herein as the “Equity Shares”. The aggregate par value of all the Corporation’s authorized Equity Shares having par value is $1,000,000.

SECTION 2.          COMMON STOCK.   Subject to the provisions of Section 3 of this Article IV, the Common Stock shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption and such other rights as may be afforded by law.

(a)        Voting Rights.   Except as may otherwise be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock on all actions to be taken by the stockholders of the Corporation, and, except as otherwise provided in Section 3 of this Article IV or in respect of any class of stock, hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

(b)        Dividend Rights.   Subject to the provisions of law, Section 3 of this Article IV and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation’s stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable and the holders of the Common Stock shall share ratably in any such dividends, in proportion to the number of shares of Common Stock held by them respectively, on a share for share basis.

(c)        Liquidation Rights.   In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of the Series B and the holders of any class of capital stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up on the Corporation are entitled, together with the holders of the Series B and the holders of any other class of capital stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

(d)        Stock Exchange Transactions.   Notwithstanding any provisions contained herein to the contrary, nothing in this Charter shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or the American Stock Exchange.

SECTION 3.          PREFERRED SHARES.

(a)        Series B Junior Participating Preferred Stock.   The Series B shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption and such other rights as may be afforded by law.

(i)         Dividends and Distributions.

(A)       Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of the Series B with respect to dividends, the holders of shares of the Series B shall be entitled to receive, when, as and if authorized and declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of January, April, July and October in each year, or the next following business day, if such day is not a business day (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series B, in an amount per share (rounded to the nearest cent) equal to the greater of (1) $1.00, or (2) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series B. In the event the Corporation shall at any time after September 6, 1999 (the “Rights Record Date”) (x) authorize and declare any dividend on the Common Stock payable in shares of the Common Stock, (y) subdivide the outstanding Common Stock, or (z) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of the Series B were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)       The Corporation shall authorize and declare a dividend or distribution on the Series B as provided in Section 3(a)(i)(A) of this Article IV immediately after it authorizes and declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been authorized and declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)       Dividends shall begin to accrue and be cumulative on outstanding shares of the Series B from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of the Series B, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of the Series B entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the Series B in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the Series B entitled to receive payment of a dividend or distribution authorized and declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

(ii)       Voting Rights.   The holders of shares of the Series B shall have the following voting rights:

(A)       Subject to the provision for adjustment hereinafter set forth, each share of the Series B shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. In the event the Corporation shall at any time after the Rights Record Date (1) authorize and declare any dividend on Common Stock payable in shares of Common Stock, (2) subdivide the outstanding Common Stock, or (3) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of the Series B were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)       Except as otherwise provided herein, the holders of shares of the Series B and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of holders of the Common Stock.

(C)       Default Period.

(1)        If at any time dividends on any of the Series B shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “Default Period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of the Series B then outstanding shall have been authorized and declared and paid or set apart for payment. During each Default Period, all holders of Preferred Stock (including holders of the Series B) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

(2)        During any Default Period, such voting right of the holders of the Series B may be exercised initially at a special meeting called pursuant to Section 3(a)(ii)(C)(3) of this Article IV or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors, be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing Default Period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any Default Period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B.

(3)        Unless the holders of Preferred Stock shall, during an existing Default Period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 3(a)(ii)(C)(3) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Section 3(a)(ii)(C)(3), no such special meeting shall be called during the period within 60 days immediately preceding the date or the first day of the period, as the case may be, fixed by the Bylaws of the Corporation for the next annual meeting of the stockholders.

(4)        In any Default Period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the Default Period, whichever happens first, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(a)(ii)(C)(2) of this Article IV) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Section 3(a)(ii)(C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(5)        Immediately upon the expiration of a Default Period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in this Charter or Bylaws irrespective of any increase made pursuant to the provisions of Section 3(a)(ii)(C)(2) of this Article IV (such number being subject, however, to change thereafter in any manner provided by law or in this Charter or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D)       Except as set forth herein, holders of the Series B shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(iii)      Certain Restrictions.

(A)       Whenever quarterly dividends or other dividends or distributions payable on the Series B as provided in Section 3(a)(i) of this Article IV are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not authorized or declared, on shares of the Series B outstanding shall have been paid in full, the Corporation shall not:

(1)        authorize or declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B;

(2)        authorize or declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B, except dividends paid ratably on the Series B and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3)        redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B; or

(4)        purchase or otherwise acquire for consideration any shares of the Series B, or any shares of stock ranking on a parity with the Series B, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)       The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 3(a)(iii)(A) of this Article IV, purchase or otherwise acquire such shares at such time and in such manner.

(iv)       Reacquired Shares.   Any shares of the Series B purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(v)        Liquidation, Dissolution or Winding Up.

(A)       Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B unless, prior thereto, the holders of shares of the Series B shall have received an amount equal to $100 per share of Series B, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not authorized or declared, to the date of such payment (the “Series B Liquidation Preference”). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of the Series B unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (1) the Series B Liquidation Preference by (2) 100 (as appropriately adjusted as set forth in Section 3(a)(v)(C) of this Article IV to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (2), the “Adjustment Number”). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of the Series B and Common Stock, respectively, holders of the Series B and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to l with respect to such Preferred Stock and Common Stock, on a per share basis, respectively. The merger or consolidation of the Corporation, regardless of whether the Corporation is the surviving entity in such merger or consolidation, shall not be deemed to be the liquidation, dissolution or winding up of the Corporation.

(B)       In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B, then such remaining assets shall be distributed ratably in the same proportion as the respective amounts that would be payable on such Series B and any such other parity stock if all amounts payable thereon were paid in full. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)       In the event the Corporation shall at any time after the Rights Record Date (1) declare any dividend on Common Stock payable in shares of Common Stock, (2) subdivide the outstanding Common Stock, or (3) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(vi)       Consolidation, Merger, Etc.   If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Series B shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Record Date (1) declare any dividend on Common Stock payable in shares of Common Stock, (2) subdivide the outstanding Common Stock, or (3) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of the Series B shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(vii)     No Redemption.   The shares of the Series B shall not be redeemable.

(viii)    Ranking.

(A)       The Series B shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

(B)       The liquidation preference of the outstanding shares of the Series B will not be added to the liabilities of the Corporation for the purpose of determining whether under the Maryland General Corporation Law a distribution may be made to stockholders of the Corporation whose preferential rights upon dissolution of the Corporation are junior to those of holders of the Series B.

(ix)       Amendment.   At any time when any shares of the Series B are outstanding, this Charter shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of the Series B, voting separately as a class; provided that none of (A) the creation or issuance of (1) additional shares of the Series B, or (2) shares of any class or series of Preferred Stock ranking junior to or on parity with the Series B as to the payment of dividends and the distribution of assets, (B) a merger or consolidation in which the Corporation is the surviving entity and the Series B remains outstanding with no material adverse change in its powers, preferences and special rights, or (C) a merger or consolidation in which the Corporation is not the surviving entity and the holders of the Series B receive in exchange therefor a substantially identical security of the surviving entity, shall be considered to materially adversely alter or change the powers, preferences or special powers of the Series B.

(x)        Fractional Shares.   The Series B may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Series B.

(xi)       Certificate Legend.   The Board of Directors may authorize the issue of some or all of the shares (including fractional shares) of the Series B without certificates. If issued in certificated form, each share (including each fractional share) of the Series B shall bear substantially the following legend in addition to any legends required to comply with federal and state securities laws:

THE CORPORATION IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFORE, A COPY OF THE CORPORATION’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO THE DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR

SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

(b)        The Preferred Stock may be issued from time to time in one or more classes. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued class of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation (i) the rate of dividends upon which and the times at which dividends on shares of such class shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes of stock of the Corporation, (ii) whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such class shall be cumulative, (iii) the voting rights, if any, to be provided for shares of such class, (iv) the rights, if any, which the holders of shares of such class shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (v) the rights, if any, which the holders of shares of such class shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange, (vi) the redemption rights (including sinking fund provisions), if any, for shares of such class, and (vii) such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such class and to increase or decrease the number of shares of any class prior to the issuance of shares of that class and to increase or decrease the number of shares of any class subsequent to the issuance of shares of that class, but not to decrease such number below the number of shares of such class then outstanding. In case the number of shares of any class shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class.

SECTION 4.   CLASSIFICATION AND RECLASSIFICATION OF CAPITAL STOCK.

(a)        Subject to the foregoing provisions of this Article IV, the power of the Board of Directors to classify and reclassify any of the unissued shares of capital stock shall include, without limitation, subject to the provisions of this Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, by determining, fixing or altering one or more of the following:

(i)         The distinctive designation of such class and the number of shares to constitute such class, provided that, unless otherwise prohibited by the terms of such or any other class, the number of shares of any class may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class which have been redeemed, purchased, otherwise acquired or converted into Common Stock or any other class shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section 4 of Article IV.

(ii)       Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

(iii)      Whether or not shares of such class shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

(iv)       Whether or not shares of such class shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

(v)        Whether or not shares of such class shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

(vi)       The rights of the holders of shares of such class upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class of stock.

(vii)     Whether or not there shall be any limitations applicable, while shares of such class are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section 4 of Article IV, and, if so, the terms and conditions thereof.

(viii)    Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class, not inconsistent with law and this Charter of the Corporation.

(b)        For the purposes hereof and of any articles supplementary to this Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class of stock of the Corporation shall be deemed to rank:

(i)         prior to another class either as to dividends or upon liquidation, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class;

(ii)       on a parity with another class either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class; and

(iii)      junior to another class either as to dividends or upon liquidation, if the rights of the holders of such class shall be subject or subordinate to the rights of the holders of such other class in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

SECTION 5.   SETTLEMENT.   Nothing in this Article IV shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, the American Stock Exchange, any other national securities exchange or The Nasdaq National Market system, but the Equity Shares which are the subject of such transaction shall continue to be subject to the terms of this Article IV subsequent to such settlement.

ARTICLE V

THE BOARD OF DIRECTORS

SECTION 1.   NUMBER AND QUALIFICATION OF DIRECTORS.   The business and affairs of the Corporation shall be managed by a Board of Directors which may exercise all of the powers of the Corporation except those conferred on, or reserved to, the stockholders hereunder, under the Bylaws or by law. The current number of seats on the Board of Directors is seven (7), which number may be increased or decreased pursuant to the Bylaws of the Corporation but in no event shall be less than the minimum number required by the general laws of the State of Maryland. A director need not be a stockholder of the Corporation. The names of the directors who will serve until the next annual meeting and until their successors are elected and qualify are as follows:

W. Bradley Blair, II

Jan H. Loeb

Nauman S. Toor

Edward L. Wax

Michael C. Pearce

SECTION 2.   REMOVAL OF DIRECTORS.   Any director may be removed with or without cause by the affirmative vote of stockholders holding not less than 66 2/3% of all votes entitled to be cast for the election of directors, subject to any rights granted to any class of Preferred Stock.

SECTION 3.   FILLING VACANCIES.   Except in the case of a vacancy on the Board of Directors among the directors elected by a class of Equity Shares other than Common Stock, any vacancy on the Board of Directors may be filled by the affirmative vote of the remaining directors (except that a vacancy which results from an increase in the number of directors may be filled by a majority of the entire Board of Directors), and, in the case of a vacancy resulting from the removal of a director, by the stockholders by the vote of a majority of the votes entitled to be cast in the election of directors, subject to any rights granted to any class of Preferred Stock.

SECTION 4.   NO CUMULATIVE VOTING.   Stockholders shall not be entitled to cumulative voting rights with respect to the election of directors.

SECTION 5.   RESERVED POWERS OF THE BOARD OF DIRECTORS.   The enumeration and definition of particular powers of the Board of Directors included in the foregoing provisions of this Article V or the provisions of Article VI of this Charter shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of this Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

SECTION 6.   INDEPENDENT DIRECTORS.

(a)   Except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a Director prior to the expiration of the Director’s term of office, a majority of the Directors shall be Independent Directors at all times.

(b)   An Independent Director shall be a person who is not: (i) an officer or employee of the Corporation, or (ii) an Affiliate of (w) any advisor to the Corporation under an advisory agreement, (x) any lessee or management company operating any property of the Corporation, (y) any subsidiary of the Corporation, or (z) any partnership which is an Affiliate of the Corporation.

(c)   For purposes of this Section 6 of Article V, an “Affiliate” of a person or entity shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital shares, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term “person” means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations companies, trusts, banks, trust companies, last trusts, business trusts or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”, as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

(d)   Notwithstanding the foregoing requirement that a majority of the directors be Independent Directors, no action otherwise validly taken by the Board of Directors during a period in which a majority of its members are not Independent Directors shall be invalidated or otherwise affected by such circumstance, nor shall such circumstance subject the directors taking any such action to a higher standard of care or to liability other than that which would have applied to such action had a majority of the members of the Board of Directors been Independent Directors at the time such action was taken.

ARTICLE VI

PROVISIONS FOR DEFINING, LIMITING AND REGULATING
CERTAIN POWERS OF THE CORPORATION AND OF THE
STOCKHOLDERS AND DIRECTORS

The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

SECTION 1.   BOARD AUTHORIZATION OF SHARE ISSUANCES.   The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of any class of Equity Shares, whether now or hereafter authorized, or securities convertible into any class of Equity Shares, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

SECTION 2.   NO PREEMPTIVE RIGHTS.   Except as provided by the Board of Directors in authorizing the issuance of Preferred Stock pursuant to Section 3(b) of Article IV, no holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe to or purchase (a) any shares of capital stock of the Corporation, (b) any warrants, rights or options to purchase any such shares, or (c) any other securities of the Corporation or obligations convertible into any shares of capital stock of the Corporation or such other securities or into warrants, rights or options to purchase any such shares or other securities.

SECTION 3.   POWERS OF THE BOARD OF DIRECTORS.   The Board of Directors of the Corporation shall, consistent with applicable law, have the power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

SECTION 4.   RELATED PARTY TRANSACTIONS.   Without limiting any other procedures available by law or otherwise to the Corporation, the Board of Directors may authorize any agreement or transaction with any Person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the directors or officers of the Corporation may be a party to any such agreement or an officer, director, stockholder or member of such other party (an “Interested Officer/Director”), and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if (a) the existence is disclosed or known to the Board of Directors, and the contract or transaction is authorized, approved or ratified by the affirmative vote of a majority of the directors, excluding the Interested Officers/Directors, (b) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes entitled to be cast by the stockholders, other than the votes of the shares held of record by the Interested Officers/Directors, or (c) the contract or transaction of fair and reasonable to the Corporation. Any Interested Officer/Director of the Corporation or the stock owned by them or by a corporation, association, company, trust, partnership (limited or general) or other organization in which an Interested Officer/Director may have an interest, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

ARTICLE VII

INDEMNIFICATION
AND LIMITATION OF LIABILITY

SECTION 1.   INDEMNIFICATION.

(a)   Indemnification of Agents.   The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or such director or officer is or was serving at the request of the Corporation as a director, officer, agent, trustee, partner or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The Corporation shall indemnify other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. Any repeal or modification of this Section 1(a) by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

(b)   Insurance.   The Corporation shall, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

(c)   Indemnification Non-Exclusive.   The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

SECTION 2.   LIMITATION OF LIABILITY.   To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders, or any of them, for money damages. No amendment of this Charter or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

ARTICLE VIII

AMENDMENTS

SECTION 1.   RIGHT TO AMEND CHARTER.   The Corporation reserves the right from time to time to make any amendments to this Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in this Charter, of any of its outstanding stock by classification, reclassification or otherwise.

SECTION 2.   AMENDMENT TO THE CHARTER OF THE CORPORATION.   Notwithstanding any provision of law to the contrary, except as otherwise specifically provided in Section 3 of this Article VIII, the affirmative vote of a majority of all votes entitled to be cast by the stockholders of the Corporation shall be sufficient, valid and effective, after due authorization, approval or advice by the Board of Directors, to approve and authorize any amendment to this Charter.

SECTION 3.   CERTAIN AMENDMENTS REQUIRING SPECIAL STOCKHOLDER VOTE.

(a)   Notwithstanding any other provisions of this Charter or Bylaws of the Corporation (and in addition to any other vote, approval, authorization or advice, including that of the Board of Directors, that may be required by law, this Charter or the Bylaws of the Corporation), the affirmative vote of stockholders holding at least two-thirds (66 2/3%) of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal or adopt any provisions inconsistent with the provisions of this Section 2 of Article V (removal of directors), Section 4 of Article V (no cumulative voting), Section 6 of Article V (Independent Directors), Section 2 of Article VI (preemptive rights), Article VII and Article VIII.

(b)   The Board of Directors shall take no action to amend the provisions of Article IV until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation amend Article IV, (ii) the Board of Directors presents the resolution at an annual or special meeting of the stockholders, and (iii) such resolution is approved by at least two-thirds (66 2/3%) of all of the votes entitled to be cast on the matter.

ARTICLE IX

DURATION OF CORPORATION

The duration of the Corporation shall be perpetual.

SECOND:   These Second Amended and Restated Articles of Incorporation of the Corporation as hereinabove set forth have been duly advised and approved by all of the members of the Board of Directors and approved by the Stockholders entitled to vote on the matter at the time of approval.

THIRD:   These Second Amended and Restated Articles of Incorporation of the Corporation are all of the provisions of the Charter currently in effect.

FOURTH:   These Second Amended and Restated Articles of Incorporation of the Corporation do not increase the authorized stock of the Corporation.

FIFTH:   The undersigned President acknowledges these Second Amended and Restated Articles of Incorporation of the Corporation to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Second Amended and Restated Articles of Incorporation of the Corporation to be signed in its name and on its behalf by its President and attested by its Secretary as of the [      ] day of [                 ], 2007.

By:
W. Bradley Blair, II
President
By:
Tracy S. Clifford
Secretary

Appendix B

GOLF TRUST OF AMERICA, INC.
2007 STOCK OPTION PLAN

1.          Purposes of Plan.   The purposes of this Plan, which shall be known as the Golf Trust of America, Inc. 2007 Stock Option Plan, and is hereinafter referred to as the “Plan,” are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to Golf Trust of America, Inc. (the “Company”) and its subsidiaries and other related entities (each of which is referred to herein as a “Subsidiary”) by encouraging their ownership of the Common Stock, $.01 par value per share, of the Company (the “Stock”), and (ii) to aid the Company in attracting and retaining such key employees, directors, consultants and other individuals upon whose efforts the Company’s success and future growth depends.

2.          Administration.

(a)        This Plan shall be administered by a committee of the Board of Directors of the Company (the “Board”) or subcommittee thereof (the “Committee”). The Committee shall be appointed from time to time by the Board and shall consist of not fewer than two of its members. In the event that no such Committee exists or is appointed, then the powers to be exercised by the Committee hereunder shall be exercised by the Board.

(b)        For purposes of administration, the Committee, subject to the terms of this Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions, as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including those granted options hereunder (the “Optionees”) and their legal representatives and beneficiaries.

(c)        Notwithstanding any other provisions of this Plan, the Committee may impose such conditions on any options as may be required to satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Act”), or Sections 162(m) and 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)        The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in, or not opposed to, the best interests of the Company.

3.          Stock Available for Options.   There shall be available for options under this Plan a total of 1,100,000 shares of Stock, subject to any adjustments that may be made pursuant to Section 5(f) hereof. Shares of Stock used for purposes of this Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise, or which have been tendered as payment upon exercise of other options pursuant to Section 5(c), shall be available for further option grants hereunder.

4.          Eligibility.   Options under this Plan may be granted to key employees of the Company or any Subsidiary, including officers or directors of the Company or any Subsidiary, and to consultants and other individuals providing services to the Company or any Subsidiary. Options may be granted to eligible persons whether or not they hold or have held options previously granted under this Plan or otherwise granted or assumed by the Company. In selecting recipients for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual’s present and potential contributions to the success of the Company and its Subsidiaries. Service as a director, officer or consultant of or to the Company or any Subsidiary shall be considered employment for purposes of this Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of this Plan); provided, however, that incentive stock options may be granted under this Plan only to an individual who is an “employee” (as such term is used in Section 422 of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

5.          Terms and Conditions of Options.   The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

(a)        Option Price.

(i)         The price at which each share of Stock may be purchased upon exercise of an option granted under this Plan shall be determined by the Committee in its discretion, but shall not be less than the fair market value per share of Stock on the date of grant of the option. In the case of any option intended to be an incentive stock option granted to an individual owning (directly or by attribution as provided in Section 424(d) of the Code), on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (which individual shall hereinafter be referred to as a “10% Stockholder”), the price at which each share of Stock may be purchased upon exercise of the option shall not be less than 110% of the fair market value per share of Stock on the date of grant of the option. The date of grant of an option shall be the date specified by the Committee in its grant of the option and shall be determined in accordance with Treasury Regulation § 1.409A-1(b)(5)(vi)(B). Except as otherwise provided in Section 5(f) of this Plan, the option price of an outstanding option under this Plan may not be repriced. Notwithstanding the foregoing, an option may be granted with an exercise price lower than that set forth above if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(ii)       For purposes of this Section 5(a), “fair market value” shall mean, per share of Stock on a particular date, the closing sales price on such date on the American Stock Exchange, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such market. If the shares of Stock are not listed on the American Stock Exchange, but are traded on a national securities exchange or in an over-the-counter market, the closing sales price (or if there is no closing sales price reported, the average of the closing bid and asked prices) for the shares of Stock on the particular date, or on the last preceding date on which there was a sale of the shares of Stock on that exchange or market, will be used. If the shares of Stock are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee, will be used; provided, however, that such determination shall be in a manner consistent with Section 409A of the Code.

(b)        Option Period.   The period for exercise of an option shall be determined by the Committee in its discretion but in no event shall the exercise period be more than ten years from the date of grant, or in the case of an option intended to be an incentive stock option granted to a 10% Stockholder, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period, subject to Section 5(d) below.

(c)        Exercise of Options.   In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with full payment of the purchase price therefor; provided, that for the purpose of assisting an Optionee with the exercise of an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board may authorize and as otherwise permitted by law. The purchase price may be paid in (i) cash (or a certified or bank cashier’s check payable to the order of the Company), (ii) shares of Stock owned by the Optionee, (iii) non-statutory options granted under this Plan and held by the Optionee (provided, however, that the purchase price of Stock acquired under an incentive stock option may not be paid in options), or (iv) any combination of the foregoing methods. Shares of Stock tendered in payment on the exercise of an option shall be valued at their fair market value determined as described in Section 5(a) above, provided that the date of determination shall be the date of exercise. The fair market value of options tendered in payment upon exercise of other options shall be the fair market value of the underlying Stock, determined as aforesaid, less the total exercise price of the options. In addition, at the request of the Optionee, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a “cashless exercise” of an option (i.e., the assignment to the Company of the proceeds from a sale of Stock acquired upon exercise of the option or from the proceeds of a loan from a brokerage firm). If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder merely by virtue of being an option holder until the shares of Stock are issued to him.

(d)        Effect of Termination of Employment.

(i)         An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Subsidiary for any reason other than the Optionee’s death, Disability or Involuntary Termination Without Cause. A cessation of employment, for purposes of incentive stock options only, shall be deemed to occur on the 91st day of a leave of absence unless the Optionee’s reemployment rights are guaranteed by law or by contract. “Cause” shall mean any act, action or series of acts or actions or any omission, omissions or series of omissions which result in, or which have the effect of resulting in, (i) the commission of a crime by the Optionee involving moral turpitude, which crime has a material adverse impact on the Company or any Subsidiary or which is intended to result in the personal enrichment of the Optionee at the expense of the Company or one of its Subsidiaries, (ii) a material violation of the Optionee’s responsibilities, or the Optionee’s gross negligence or willful misconduct, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Board. “Disability” shall mean the inability or failure of a person to perform those duties for the Company or any Subsidiary traditionally assigned to and performed by such person because of the person’s then-existing physical or mental condition, impairment or incapacity. The fact of disability shall be determined by the Committee, which may consider such evidence as it considers desirable under the circumstances, the determination of which shall be final and binding upon all parties. “Involuntary Termination Without Cause” shall mean either (i) the dismissal of, or the request for the resignation of, a person, by court order, order of any court-appointed liquidator or trustee of the Company or the order or request of any creditors’ committee of the Company constituted under the Federal bankruptcy laws, provided that such order or request contains no specific reference to Cause, or (ii) the dismissal of, or the request for the resignation of, a person, by a duly constituted corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.

(ii)       During the three months after the date of the Optionee’s Involuntary Termination Without Cause, the Optionee shall have the right to exercise the options granted under this Plan, but only to the extent the options were exercisable on the date of the cessation of the Optionee’s employment.

(iii)      During the 12 months after the Optionee’s employment with the Company or any Subsidiary ceases as a result of the Optionee’s Disability, the Optionee shall have the right to exercise the options granted under this Plan, but only to the extent the options were exercisable on the date of the cessation of the Optionee’s employment.

(iv)       In the event of the death of the Optionee while employed or, in the event of the death of the Optionee after cessation of employment described in subparagraph (ii) or (iii) above, but within the three-month or 12-month period described in subparagraph (ii) or (iii) above, the options granted under this Plan shall be exercisable until the expiration of 12 months following the Optionee’s death, but only to the extent the option was exercisable on the date of the cessation of the Optionee’s employment. During such extended period, the option may be exercised by the person or persons to whom the deceased Optionee’s rights under the option shall pass by will or by the laws of descent and distribution. The provisions of this subparagraph (iv) shall apply to any outstanding options which are incentive stock options to the extent permitted by Sections 421 and 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the death of the Optionee, be treated for all purposes of this Plan as non-statutory stock options and shall be exercisable as such as provided in this subparagraph (iv).

(v)        In no event shall any option be exercisable beyond the applicable exercise period determined pursuant to Section 5(b) of this Plan. Nothing in this Plan or in any option granted pursuant to this Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or Subsidiary to terminate his employment at any time.

(e)        Nontransferability of Options.   Except as otherwise set forth herein, during the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him, and no option shall be transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its absolute discretion, may grant non-statutory stock options that may be transferred without consideration, in whole or in part, by the Optionee to (i) the Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Optionee’s household (other than a tenant or employee) (“Family Members”), (ii) a trust in which Family Members (or the Optionee) have more than 50% of the beneficial interest, (iii) a foundation in which Family Members (or the Optionee) control the management of assets, or (iv) any other entity in which Family Members (or the Optionee) own more than 50% of the voting interests. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferee and the transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The provisions of this Plan, including, but not limited to, those set forth in Section 5(b) and (d), shall continue to apply with respect to the Optionee and the option shall be exercisable by the transferee only to the extent and for the periods specified herein and in any applicable option agreement. To the extent required by applicable law, the Optionee shall remain subject to withholding taxes upon exercise of any transferred option by the transferee.

(f)         Adjustments for Change in Stock Subject to Plan.   In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, corresponding adjustments automatically shall be made to the number and kind of shares available for issuance under this Plan, the number and kind of shares covered by outstanding options under this Plan and the exercise price per share for outstanding options. In addition, the Committee may make such other adjustments as it determines to be equitable. Adjustments under this Section 5(f) shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of incentive stock options, Section 424(a) of the Code.

(g)        Acceleration of Exercisability of Options Upon Occurrence of Certain Events.   In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding options under this Plan shall become exercisable in full, notwithstanding any other provision of this Plan or of any outstanding options granted thereunder, on and after (i) the 15th day prior to the effective date of such merger, consolidation, sale, transfer or acquisition, or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of this Plan as non-statutory stock options and shall be immediately exercisable as such, as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option determined pursuant to Sections 5(b) and 5(d).

(h)        Registration, Listing and Qualification of Shares of Stock.   Each option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing or qualification of shares of Stock covered thereby upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

(i)         Other Terms and Conditions.   The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

6.          Additional Provisions Applicable to Incentive Stock Options.   The Committee may, in its discretion, grant options under this Plan which constitute “incentive stock options” within the meaning of Section 422 of the Code to eligible employees of the Company and its “subsidiary corporations” within the meaning of Section 424(f) of the Code; provided, however, that the aggregate market value of the Stock (determined as of the date the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000 or such other limitation set forth in Section 422(d) of the Code.

7.          Effectiveness of the Plan.   This Plan shall be effective as of September 20, 2007 subject to approval by the stockholders of the Company at the Special Meeting of Stockholders to be held on November 8, 2007.

8.          Amendment and Termination.   The Board may at any time amend this Plan or the terms of any option outstanding under this Plan; provided, however, that, except as contemplated in Section 5(f), the Board shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend this Plan is voted upon, (i) increase the maximum number of shares of Stock for which options may be granted under this Plan, or (ii) except as otherwise provided in this Plan, amend the requirements as to the class of employees eligible to receive options. The Board may terminate this Plan at any time. Unless this Plan shall theretofore have been terminated, this Plan shall terminate, and no option shall be granted hereunder after, September 20, 2017. No amendment or termination of this Plan or any option outstanding under this Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

9.          Withholding.   It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option that the Optionee (or any beneficiary or person entitled to act under Section 5(d) hereof) remit to the Company, or make arrangements satisfactory to the Company to pay through payroll withholding or otherwise, such amount as may be requested by the Company to meet any Federal, foreign, state or local tax withholding obligations with respect to such exercise. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

10.        Compliance with Code Section 409A.   It is generally intended that the Plan and all option grants hereunder either comply with, or meet the requirements for an exemption from, Section 409A of the Code, and the Plan shall be operated and administered accordingly. To the extent that any option grants hereunder may provide for the deferral of compensation within the meaning of Section 409A of the Code, the Company intends that such option grants shall comply with Section 409A of the Code, and the Committee shall determine and interpret the terms of such option grants consistent with such intent. Notwithstanding any other provisions of the Plan or any option agreement, the Company does not guarantee to any Optionee (or any other person with an interest in an option award) that the Plan or any option grant hereunder complies with or is exempt from Section 409A, and shall not indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or be exempt under Section 409A.

11.        Other Actions.   Nothing contained in this Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under this Plan with respect to any employee or other person, firm, corporation or association.

Proxy for Special Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Golf Trust of America, Inc., a Maryland corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement and hereby appoints W. Bradley Blair, II and Tracy S. Clifford as proxies, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of Golf Trust of America, Inc. held of record by the undersigned on October 1, 2007 at the Special Meeting of Stockholders to be held November 8, 2007 and any and all adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

[continued and to be signed on the reverse side]

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	To terminate the Plan of Liquidation:

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

2.

In the event that Proposal 1 is approved by the stockholders, then to amend and restate the Amended and Restated Articles of Incorporation to declassify the Board of Directors, remove REIT provisions and make conforming changes related to the termination of the Plan of Liquidation:

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

3.	In the event that Proposal 1 is approved by the stockholders, then to approve the adoption of the Golf Trust of America, Inc. 2007 Stock Option Plan:

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

4.

In their discretion, the proxies are authorized to vote upon matters not known to the Board of Directors within a reasonable time before the date of the accompanying Proxy Statement, and matters incident to the conduct of the Special Meeting.

In addition, the proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Special Meeting.

The Board of Directors recommends a vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.  This proxy, when properly executed, will be voted as specified above.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

I plan to attend the Special Meeting.	☐

PLEASE RETURN YOUR EXECUTED PROXY TO
MELLON INVESTOR SERVICES, LLC IN THE
ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE

Signature	Signature	Dated:	, 2007

NOTE: Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

^ FOLD AND DETACH HERE ^